                                                                    Exhibit 99.1

================================================================================





                                  SECURITIES
                              PURCHASE AGREEMENT


                                    between



                           FIELDWORKS, INCORPORATED,
                            a Minnesota corporation

                                      and


                        INDUSTRIAL-WORKS HOLDING CORP.,
                            a Delaware corporation



                         Dated as of November 20, 1999





================================================================================

                               TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
ARTICLE I  AUTHORIZATION, ISSUANCE AND SALE OF SECURITIES..........................................   1

     SECTION 1.01  Authorization...................................................................   1
     SECTION 1.02  The Series B Shares.............................................................   1
     SECTION 1.03  The Warrant.....................................................................   1
     SECTION 1.04  The Conversion Shares and Warrant Shares........................................   1
     SECTION 1.05  Purchase and Sale...............................................................   2
     SECTION 1.06  Closing.........................................................................   2
     SECTION 1.07  Use of Proceeds.................................................................   2

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................   2

     SECTION 2.01  Organization, Qualifications and Corporate Power................................   2
     SECTION 2.02  Authorization of Agreements, Etc................................................   3
     SECTION 2.03  Validity........................................................................   4
     SECTION 2.04  Authorized Capital Stock........................................................   4
     SECTION 2.05  Third-Party Approvals...........................................................   5
     SECTION 2.06  SEC Filings.....................................................................   5
     SECTION 2.07  Litigation......................................................................   5
     SECTION 2.08  Material Agreements and Liabilities; Financial Statements.......................   5
     SECTION 2.09  Inventory.......................................................................   7
     SECTION 2.10  Absence of Certain Changes......................................................   7
     SECTION 2.11  Proprietary Information of Third Parties........................................   8
     SECTION 2.12  Patents, Trademarks, Etc........................................................   8
     SECTION 2.13  Compliance with Laws............................................................   9
     SECTION 2.14  Certain Other Agreements........................................................   9
     SECTION 2.15  Offering of the Series B Shares.................................................  10
     SECTION 2.16  Brokers.........................................................................  10
     SECTION 2.17  Officers........................................................................  10
     SECTION 2.18  Employees.......................................................................  10
     SECTION 2.19  Year 2000.......................................................................  11
     SECTION 2.20  Taxes...........................................................................  11
     SECTION 2.21  ERISA...........................................................................  11
     SECTION 2.22  Environmental Matters...........................................................  12
     SECTION 2.23  Affiliate Transactions..........................................................  13
     SECTION 2.24  Insurance.......................................................................  14
     SECTION 2.25  Tangible Assets.................................................................  14
     SECTION 2.26  Customer Relations..............................................................  14
     SECTION 2.27  Books and Records...............................................................  14
     SECTION 2.28  Warranties......................................................................  15
     SECTION 2.29  Outsourcing.....................................................................  15
     SECTION 2.30  Disclosure......................................................................  15

ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS............................  15

     SECTION 3.01  Representations.................................................................  15

ARTICLE IV CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS.........................................  16

     SECTION 4.01  Conditions to Obligations of the Purchasers.....................................  16

ARTICLE V COVENANTS OF THE COMPANY.................................................................  18

     SECTION 5.01  Stockholder Meeting; Voting Agreement and Transfer Restrictions.................  18
     SECTION 5.02  SEC Filings.....................................................................  19
     SECTION 5.03  Financial Statements, Reports, Etc..............................................  19
     SECTION 5.04  Reserve for Conversion Shares...................................................  20
     SECTION 5.05  Reserve for Warrant Shares......................................................  21
     SECTION 5.06  Corporate Existence.............................................................  21
     SECTION 5.07  Properties, Business, Insurance.................................................  21
     SECTION 5.08  Inspection, Consultation and Advice.............................................  22
     SECTION 5.09  No Solicitation; Restrictive Agreements Prohibited..............................  22
     SECTION 5.10  Fees and Expenses of Directors..................................................  22
     SECTION 5.11  Board of Directors..............................................................  22
     SECTION 5.12  Compliance with Laws............................................................  23
     SECTION 5.13  Keeping of Records and Books of Account.........................................  23
     SECTION 5.14  Protective Provisions...........................................................  23
     SECTION 5.15  Publication Matters.............................................................  25

ARTICLE VI MISCELLANEOUS...........................................................................  25

     SECTION 6.01  Expenses........................................................................  25
     SECTION 6.02  Breakup Fee.....................................................................  25
     SECTION 6.03  Termination.....................................................................  26
     SECTION 6.04  Survival of Agreements..........................................................  27
     SECTION 6.05  Brokerage.......................................................................  27
     SECTION 6.06  Parties in Interest.............................................................  27
     SECTION 6.07  Notices.........................................................................  27
     SECTION 6.08  Governing Law; Jury Trial Waiver................................................  28
     SECTION 6.09  Injunctive Relief...............................................................  28
     SECTION 6.10  Assignment......................................................................  29
     SECTION 6.11  Limitation of Liability.........................................................  29
     SECTION 6.12  Entire Agreement................................................................  29
     SECTION 6.13  Counterparts....................................................................  29
     SECTION 6.14  Amendments......................................................................  29
     SECTION 6.15  Severability....................................................................  29
     SECTION 6.16  Titles and Subtitles............................................................  29
     SECTION 6.17  Certain Defined Terms...........................................................  30

INDEX TO EXHIBITS
-----------------

EXHIBIT A      Form of Certificate of Designation for Series B Convertible
               Participating Preferred Stock

EXHIBIT B      Form of Warrant to Purchase Common Stock

EXHIBIT C      Form of Management Services Agreement

EXHIBIT D      Form of Voting and Transfer Restriction Agreement

EXHIBIT E      Form of Opinion of Counsel to Company

EXHIBIT F      Form of Breakup Warrant

                         SECURITIES PURCHASE AGREEMENT


     THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") dated as of November 20, 1999 by and among Fieldworks, Incorporated, a Minnesota corporation (the "Company"), and Industrial-Works Holding Corp., a Delaware corporation ("Purchaser"). Section 6.17 lists certain defined terms used in this Agreement.

     WHEREAS, on the terms and subject to the conditions set forth herein, the Company wishes to issue and sell to Purchaser newly issued shares ("Series B Shares") of the authorized but unissued Series B Convertible Participating Preferred Stock of the Company (the "Series B Preferred Stock"), and a warrant to purchase 500,000 shares of the Common Stock, $.001 par value per share ("Common Stock") of the Company (the "Warrant");

     WHEREAS, the Purchaser wishes to purchase the Series B Shares and the Warrant on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE I
                AUTHORIZATION, ISSUANCE AND SALE OF SECURITIES

     SECTION 1.01  Authorization.  The Company has authorized and reserved for
                   -------------
issuance 4,250,000 shares of Series B Preferred Stock, upon the terms and conditions described herein, and has authorized and reserved 4,250,000 shares of the Company's Common Stock for issuance upon conversion of the Series B Shares. The Company has authorized and reserved 500,000 shares of the Company's Common Stock for issuance upon exercise of the Warrant, and will reserve 250,000 shares of the Company's Common Stock for issuance upon the exercise of the Breakup Warrant, if the Breakup Warrant is issued.

     SECTION 1.02  The Series B Shares. The Series B Shares shall be issued
                   -------------------
pursuant to, and shall be vested with the rights and preferences, and subject to the limitations set forth in the Certificate of Designation of the Series B Convertible Participating Preferred Stock (the "Series B Certificate") attached hereto as Exhibit A.
          ---------

     SECTION 1.03  The Warrant. The Warrant and the Warrant Shares shall be
                   -----------
issued pursuant to, and shall be vested with the rights and subject to the limits of the Warrant to Purchase Shares of Common Stock attached hereto as Exhibit B.
---------

     SECTION 1.04  The Conversion Shares and Warrant Shares.  The shares of
                   ----------------------------------------
the Company's Common Stock issued or issuable upon conversion of the Series B Shares (the "Conversion Shares") and the shares of the Company's Common Stock issued or issuable upon exercise of the Warrant, or the Breakup Warrant (the "Warrant Shares") will be entitled to the registration rights provisions attached as Exhibit A to the Warrant.

     SECTION 1.05  Purchase and Sale. Subject to the terms and conditions of
                   -----------------
this Agreement, the Company agrees to issue and sell to Purchaser and Purchaser agrees to purchase from the Company, 4,250,000 shares of Series B Preferred Stock for a purchase price of one dollar ($1.00) per share.

     Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to Purchaser and Purchaser agrees to purchase from the Company a warrant to purchase 500,000 shares of the Company's Common Stock in consideration for Purchaser's investment in the Series B Shares. If any rule, law or regulation requires an allocation of a portion of the Purchase Price to the Warrants, $100 shall be so allocated.

     SECTION 1.06  Closing. Subject to the terms and conditions of this
                   -------
Agreement, the closing shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 17th Floor, 695 Town Center Drive, Costa Mesa, California 92626 on January 19, 2000 or at such other place, time and date as Company and Purchaser may direct (the "Closing Date"). At the Closing, Company will deliver to Purchaser the Warrant and the Series B Shares, registered in Purchaser's name, and Purchaser shall transfer the Purchase Price to the account of the Company by wire transfer of immediately available funds.

     SECTION 1.07  Use of Proceeds. The Company shall use such proceeds for
                   ---------------
acquisitions and for general working capital.


                                  ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Purchaser that, except as set forth in the Disclosure Schedules attached hereto (which Disclosure Schedules make explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply):

     SECTION 2.01  Organization, Qualifications and Corporate Power.
                   ------------------------------------------------

     (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except for such jurisdictions, if any, in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, as described in the Company's Annual Report on Form 10-K for the year ended January 3, 1999 (the "Annual Report"), and the Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Warrant, the Breakup Warrant, and all other documents to be delivered in connection with any of them (the "Transaction Documents"), and to issue, sell and deliver the Series B Shares and to issue and deliver the Warrant Shares, or the Conversion Shares.

     (b) The Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating or limited liability company interest in any partnership, joint venture, limited liability company or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

     (c) The Articles of Incorporation of the Company (the "Articles of Incorporation") and the Bylaws of the Company (the "Bylaws") are in full force and effect as of the date hereof in the forms attached to, or incorporated by reference in, the Annual Report.

     SECTION 2.02  Authorization of Agreements.
                   ---------------------------

     (a) The execution and delivery by the Company of this Agreement, the Warrant, the Breakup Warrant, and all other Transaction Documents, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Series B Shares, the Warrant, and the Breakup Warrant, if issued, and the issuance and delivery of the Conversion Shares and the Warrant Shares have been duly authorized by all requisite corporate action and do not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or the Bylaws, or any provision of any indenture, agreement or other instrument to which the Company, or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

     (b) The Series B Certificate, the Warrant, and the Breakup Warrant have been duly approved by the Board of Directors of the Company. The Series B Shares have been duly authorized and, when issued in accordance with this Agreement and the Series B Certificate, will be validly issued, fully paid and nonassessable shares of Series B Preferred Stock, with no personal liability attaching to the ownership thereof, and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in this Agreement and the Series B Certificate. The Conversion Shares and the Warrant Shares have been duly reserved for issuance upon conversion of the Series B Shares and the exercise of the Warrant or the Breakup Warrant, respectively, and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock not subject to, or issued in violation of, any purchase option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of the Minnesota Business Corporation Act (the "MBCA"), the Articles of Incorporation or Bylaws, or any contract to which the Company is a party or is otherwise bound, with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in this Agreement, the

Series B Certificate, the Warrant, or the Breakup Warrant. Neither the issuance, sale or delivery of the Series B Shares, the Warrant or the Breakup Warrant nor the issuance or delivery of the Conversion Shares or the Warrant Shares is subject to, or in violation of, any purchase option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of the MBCA, the Articles of Incorporation or Bylaws, or any contract to which the Company is a party or is otherwise bound, or of any other right in favor of any Person that has not been effectively waived.

     SECTION 2.03  Validity. This Agreement has been duly executed and
                   --------
delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and each other Transaction Document when executed and delivered in accordance with this Agreement will constitute a legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject in each case, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally, and as to the remedy of specific performance and other forms of injunctive relief, subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought).

     SECTION 2.04  Authorized Capital Stock. The authorized capital stock of the
                   ------------------------
Company consists of (i) 30,000,000 shares of Common Stock and (ii) 5,000,000 shares of preferred stock, of which 4,250,000 shares have been designated Series B Preferred Stock. 8,894,426 shares of Common Stock are validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, 3,893,604 shares of Common Stock are reserved for issuance upon exercise of outstanding options and warrants, and another 793,777 shares have been reserved for issuance under the 1994 Long-Term Incentive and Stock Option Plan and the 1996 Directors' Stock Option Plan, and no Series B Shares shall have been issued. The shareholders of record, and holders by name or by category of subscriptions, warrants, options, convertible debt or equity securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, are as set forth on Schedule
                                                                    --------
2.04. Schedule 2.04 also identifies, to the extent known to the Company, all the
----  -------------
beneficial owners of such securities, to the extent the record holders are not the beneficial owners of such securities. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Articles of Incorporation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as contemplated by this Agreement or set forth in the attached Schedule 2.04, (i) no Person owns
                                               -------------
of record or is known to the Company to own beneficially any share of Common Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding, (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible equity or debt securities, or other such rights or to distribute to holders of any of its equity or debt securities any evidence of indebtedness or asset and (iv) there are no options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which the Company is a party or by which it is bound
(x) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible into, or exercisable for or exchangeable for, any capital stock of or other equity interest in, the Company, (y) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking, or (z) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Common Stock. Except as provided for in the Articles of Incorporation or as set forth in the attached Schedule 2.04, the Company has no obligation (contingent
                      -------------
or other) to purchase, redeem or otherwise acquire any of its securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth on Schedule 2.04 and in the Series B
                                        -------------
Certificate, or as expressly contemplated by the terms of this Agreement, there are no voting trusts or agreements, shareholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company whether or not the Company is a party thereto. All of the outstanding securities of the Company were issued in compliance with all applicable federal and state securities laws.

     SECTION 2.05  Third-Party Approvals. No registration or filing with,
                   ---------------------
or consent or approval of or other action by any third party, is or will be necessary for the valid execution, delivery and performance by the Company of the Transaction Documents, the issuance, sale and delivery of the Warrant or of the Series B Shares on the Closing Date, or, if issued, the Breakup Warrant, or, upon exercise or conversion thereof, the issuance and delivery of the Warrant Shares and the Conversion Shares, other than (i) filings pursuant to state securities laws (all of which filings have been made by the Company, other than those which are required to be made after the Closing and which will be duly made on a timely basis) in connection with the sale of the Series B Shares, the Warrant and the Breakup Warrant, if issued, and (ii) with respect to the registration rights granted in the Warrant or the Breakup Warrant, the registration of the shares covered thereby with the United States Securities and Exchange Commission (the "SEC") and filings pursuant to state securities laws.

     SECTION 2.06  SEC Filings. The Company has filed, on a timely basis, all
                   -----------
filings required to be made by it with the SEC.

     SECTION 2.07  Litigation.  Except as set forth on Schedule 2.07, as of the
                   ----------                          -------------
date hereof there is no action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company. The Company is not subject to any order, writ, injunction or decree entered in any lawsuit or proceeding. The Company has no knowledge of any facts or circumstances that might give rise to any of the foregoing.

     SECTION 2.08  Material Agreements and Liabilities; Financial Statements.
                   ---------------------------------------------------------

     (a)  Schedule 2.08(a) contains a complete list of the Company's Material
          ----------------
Agreements, obligations and Liabilities (whether absolute, accrued or contingent). "Material Agreements" shall mean all agreements to which the Company is a party or by which the Company is bound that are material to the conduct and operations of its business and properties, including without limitation any agreements (i) which are not terminable upon less than thirty (30) days' notice, (ii) which provide for payments to or by the Company in excess of $100,000 annually (except for purchase orders and customer orders entered in the ordinary course of business),
(iii) which obligate the Company to share, license or develop any product or technology (except those which would not have a Material Adverse Effect), (iv) which involve transactions or proposed transactions between the Company, on the one hand, and any Affiliate of the Company, on the other hand, (v) which are debt financing agreements (excluding equipment leases which in the aggregate do not obligate the Company for payments in excess of $50,000), (vi) pursuant to which the Company has issued or proposes to issue any Capital Stock or Convertible Securities or (vii) pursuant to which the Company has granted registration rights pertaining to any securities to any Person. "Liability" or "Liabilities" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person. The Company has in all material respects performed, and is now performing in all material respects, its obligations under, and is not in default (or by the lapse of time and/or the giving of notice would otherwise be in default) in respect of, any of the Material Agreements. To the Company's knowledge, none of the other parties to the Material Agreements are in default thereunder. Each of the Material Agreements is in full force and effect and is a valid and enforceable obligation against the Company and, to the Company's knowledge, the other party or parties thereto, in accordance with its terms.

     (b) The audited balance sheet of the Company as of January 3, 1999, the unaudited balance sheet of the Company for the nine-month period ended October 3, 1999, the audited statement of income and cash flow of the Company for the fiscal year ended January 3, 1999 and unaudited statement of income and cash flow of the Company for the nine-month period ended October 3, 1999 (collectively, the "Financial Statements") are set forth on Schedule 2.08(b) or
                                                            ----------------
in the Annual Report. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other (except that the unaudited Financial Statements may not contain all footnotes required by GAAP) and fairly present the financial condition of the Company and the results of operations as of such dates and for such periods indicated. Except as reflected in the Financial Statements, the Company is not a guarantor or indemnitor of any Indebtedness or Liability of any other Person. The Company maintains a standard system of accounting established and administered in accordance with GAAP. The general ledger, accounts receivable, accounts payable, bank reconciliations and payroll records of the Company have been maintained in all material respects in the ordinary course and contain a materially correct and complete record of the matters typically contained in records of such nature.

     (c) The Company has not received any management letters or other letters from the Company's independent auditing firm(s) relating to the results of operations, financial statements or internal controls of the Company insofar as the same may pertain to the business or assets of the Company which it has not disclosed to Purchaser.

     SECTION 2.09  Inventory.
                   ---------

     To the Company's knowledge, and subject to the inventory reserves described in Schedule 2.09, each item of inventory of the Company, whether reflected on
   -------------
the Company's balance sheet or subsequently acquired, is (a) free of any material defect or deficiency, (b) in good, usable and currently marketable condition in the ordinary course of the business of the Company (subject, in the case of raw materials and work-in-process, to the completion of the production process) and (c) properly reflected in the books and records of the Company at the lesser of cost and fair market value, all as determined in accordance with GAAP. All inventory reflected on the Company's balance sheets conforms to the Company's published specifications and to any additional requirements of the intended purchaser, in the case of items identified to a particular order. Except as set forth in Schedule 2.09, since January 3, 1999, there have not been
                       -------------
any write-downs of the value of, or establishment of any reserves against, any inventory of the Company.

     SECTION 2.10  Absence of Certain Changes.
                   --------------------------

     (a) Except as disclosed in the Company's filings pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"; the "Exchange Act Filings") or as set forth in the Financial Statements, since January 3, 1999, there has not been any change to the financial condition of the Company that would have a Material Adverse Effect on the Company or on the business or prospects of the Company, and, except as specifically reflected in the Financial Statements or in the Exchange Act filings, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) made capital expenditures or commitments therefor exceeding (excluding purchases of tooling in an aggregate amount not exceeding $800,000) $50,000 individually or $250,000 in the aggregate; (iii) made any loans or advances to any Person exceeding $15,000 individually or $30,000 in the aggregate or guaranteed the obligations of any Person; (iv) sold, exchanged or otherwise disposed of any of its assets or rights exceeding $50,000 individually or $100,000 in the aggregate; (v) incurred any material change in the assets, liabilities, financial condition, operating results or business of the Company from that reflected in the Financial Statements; (vi) suffered any damage, destruction or loss, whether or not covered by insurance, that had or would have a Material Adverse Effect on the Company; (vii) waived a right or a debt owed to it exceeding $15,000 individually or $30,000 in the aggregate; (viii) agreed to or made any material change or amendment to any Material Agreement; (ix) permitted or allowed any of its assets to be subjected to any material encumbrance; (x) written up or down the value of any inventory, notes or accounts receivable or other assets in any material respect; (xi) licensed, sold, transferred, pledged, modified, disclosed, disposed of or permitted to lapse any right to the use of any Intellectual Property; (xii) made any change in any method of accounting or accounting practice or any change in depreciation or amortization policies or rates previously adopted; (xiii) paid, lent or advanced any amount to, sold, transferred or leased any assets to or entered into any Material Agreement or material arrangement with any of its Affiliates or entered into any agreement or arrangement whatsoever with any of its Affiliates, except for directors' fees, travel expense advances and employment compensation to officers; or (xiv) incurred or suffered any other event or condition of any character that could reasonably be expected to have a Material Adverse Effect on the Company.

     (b)  Schedule 2.10(b) sets forth a list of the ten (10) most highly
          ----------------
compensated employees and officers of the Company for the fiscal year ended January 3, 1999, and a list of the ten (10) most highly compensated employees and officers of the Company for the current fiscal year (on an annualized basis), in each case based on total compensation paid to each such employee or officer, and in each case setting forth such annual (or annualized) total compensation for such employee or officer.

     SECTION 2.11  Proprietary Information of Third Parties. No third
                   ----------------------------------------
party has claimed or, to the Company's knowledge, has reason to claim that any Person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of his or her employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the Company's knowledge, no Person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, except as licensed or otherwise authorized or permitted to do so, and no Person employed by or affiliated with the Company has violated any confidential relationship which such Person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. None of the execution or delivery of this Agreement, or the carrying on of the business of the Company, or the conduct or proposed conduct of the business of the Company will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such Person is obligated.

     SECTION 2.12  Patents, Trademarks, Copyrights, Etc. The Annual Report
                   ------------------------------------
sets forth a list and brief description of all domestic and foreign patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, domain names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee, or in which the Company has any right, and in each case a brief description of the nature of such right. The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, domain names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know how (collectively, "Intellectual Property") used in or necessary to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the best of the Company's knowledge, threatened on the ground that the operations of the Company infringe upon or conflict with the asserted rights of any other Person under any Intellectual Property, and to the best of the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or, to the best of the Company's knowledge, threatened on the ground that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company and there is no basis for any such claim (whether or not pending or threatened). To the best of the Company's knowledge, all technical information developed by and belonging to the Company which has not been patented has been kept confidential, except for instances of non-compliance which would not have a Material Adverse Effect.

     SECTION 2.13  Compliance with Laws.
                   --------------------

     (a) The Company is in compliance with all Applicable Laws, except for instances of non-compliance which would not have a Material Adverse Effect. The Company has not received any notice of, nor does the Company have any knowledge of, any material violation (or of any investigation, inspection, audit or other proceeding by any governmental entity involving allegations of any material violation) of any Applicable Law involving or related to the Company which has not been dismissed or otherwise disposed of. The Company has not received notice and does not otherwise have any knowledge that the Company is charged with, threatened with or under investigation with respect to, any violation of any Applicable Law, and has no knowledge of any proposed change in any Applicable Law that would have a material adverse effect on the Company. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability that may be material to its business, prospects, financial condition, operations, property or affairs. There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, whether federal, state, county or local, that would prohibit the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it proposes to conduct business.

     (b) The Company has, and, to the Company's knowledge after due inquiry, all professional employees or agents of the Company have, all licenses, franchises, permits, accreditations, authorizations, and other approvals from all Governmental Entities ("Approvals") necessary for or used in the conduct of, or relating to the operation of, the business of the Company and the occupancy and operation, for its present uses, of the real and personal property which the Company owns or leases. The Company is not in material violation of any such Approval or any terms or conditions thereof. All such Approvals are in full force and effect, have been issued to and fully paid for by the holder thereof and no notice or warning from any Governmental Entity with respect to the suspension, revocation or termination of any Approval has been, to the knowledge of the Company, threatened by any Governmental Entity or issued or given to the Company. No such Approvals will in any way be affected, terminate or lapse by reason of the consummation of all or any portion of the transactions contemplated by this Agreement.

     SECTION 2.14  Certain Other Agreements. Except as contemplated or otherwise
                   ------------------------
set forth or disclosed by this Agreement, the Company has no legal obligation, absolute or contingent, to any other Person to sell any Capital Stock, material assets or the business of the Company or to effect any merger, consolidation, liquidation, dissolution, recapitalization or other reorganization of the Company or to enter into any agreement with respect thereto.

     SECTION 2.15  Offering of the Series B Shares and Warrant. Neither the
                   -------------------------------------------
the Company nor any Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Series B Shares, the Warrant or any security of the Company similar to the Series B Shares or the Warrant has offered the Series B Shares or the Warrant or any such similar security for sale to, or solicited any offer to buy the Series B Shares, the Warrant or any such similar security from, or otherwise approached or negotiated with respect thereto with, any Person or Persons, and neither the Company nor any Person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with the Series B Shares or the Warrant under the Securities Act of 1933 (the "Securities Act") or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Series B Shares or the Warrant to the registration provisions of the Securities Act.

     SECTION 2.16  Brokers. The Company has no contract, arrangement or
                   -------
understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

     SECTION 2.17  Officers.  Schedule 2.17 sets forth the names of the
                   --------   -------------
officers of the Company, together with the title or job classification of each such Person and the total compensation anticipated to be paid to each such Person by the Company in calendar year 1999. Except as set forth on Schedule
                                                                    --------
2.17, no employee of the Company has an employment agreement or understanding,
----
whether oral or written, with the Company.

     SECTION 2.18  Employees.  Except as disclosed to Purchaser on Schedule
                   ---------                                       --------
2.18, each of the officers of the Company, each key employee and each other
----
employee now employed by the Company who has access to confidential information of the Company has executed an appropriate nondisclosure agreement in customary form, and such agreements are in full force and effect. No officer or key employee of the Company has advised the Company (orally or in writing) that he or she intends to terminate employment with the Company. The Company has never had any employees represented by collective bargaining agreements. The Company is currently in compliance with all Applicable Laws relating to the employment of labor, including provisions relating to employment practices, terms and conditions of employment, wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with ERISA. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any other governmental agency arising out of the activities of the Company of which the Company has received notice or of which the Company has knowledge, and the Company has no knowledge of any facts or information which would give rise thereto. There is no labor strike or labor disturbance pending or, to the knowledge of the Company, threatened against the Company. No collective bargaining representation petition is pending or, to the knowledge of the Company, threatened against the Company.

     SECTION 2.19  Year 2000. The disclosure  under the heading "Year 2000" in
                   ---------
the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 3, 1999 (the "99Q3 Quarterly Report") is complete and accurate in all material respects. The Company has no reasons to believe that it will incur expenses after the date hereof in an amount in excess of $100,000 in the aggregate as a result of problems commonly referred to as "Year 2000" software problems with respect to the products, internal computer systems, non-computer operations or productions processes of the Company or its vendors, business partners or customers.

     SECTION 2.20  Taxes. The Company has filed, or caused to be filed, on a
                   -----
timely basis all tax returns (including payroll, unemployment and other taxes related to its employees and independent contractors) required to be filed with any federal or state governmental body and all material tax returns required to be filed with any local or municipal governmental body, all such tax returns are true, correct and complete in all material respects and the Company, has paid or caused to be paid all taxes, levies, assessments, tariffs, duties or other fees and any interest and penalties thereon ("Taxes") imposed, assessed or collected by any governmental body that may have become due and payable pursuant to those tax returns or otherwise. No such federal, state, local or municipal tax returns have ever been audited by the Internal Revenue Service, state or other authorities (except for an audit of state sales and use tax returns). No deficiency assessment with respect to or proposed adjustment of any of the Company's Federal, state, municipal or local tax returns has occurred or, to the Company's knowledge, is threatened (except for a deficiency assessment following the most recent audit of sales and use tax returns, which the Company has fully satisfied). There has been no tax lien imposed by any governmental body outstanding against the business or the Company's assets or properties, except liens for current taxes not yet due. The reserve for Taxes on the balance sheet in the Financial Statements is fully adequate to cover all liabilities for Taxes with respect to periods ending on or before the Closing Date. The transactions contemplated by this Agreement will not, assuming compliance by parties to all Transaction Documents with the terms thereof, cause or result in a limitation on the Company's net operating losses pursuant to Section 382 of the Code.

     SECTION 2.21  ERISA. "Employee Benefit Plans" means (i) all of the
                   -----
Company's employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and (ii) all other employee benefit arrangements or payroll practice, including employment agreements, stock option plans, severance agreements, board of directors' and executive compensation arrangements, incentive programs or arrangements, sick leave, severance pay policies, salary continuation for disability, consulting arrangements, workers' compensation, retirement, deferred compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion of the Company's assets, maintained by the Company (including ERISA Affiliates as defined below) or to which the Company or an ERISA Affiliate has contributed or is or was obligated to make payments, in each case with respect to any current or former employee or director of the Company or an ERISA Affiliate. The Company has no employee pension benefit plans (as defined in Section 3(2) of ERISA) ("Employee Pension Plans"). The Company, including its ERISA Affiliates, does not and has never maintained or participated in, been obligated to make contributions to, and does not have and has had no liability with respect to, any Employee Benefit Plan which is: (i) subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA, (ii) a "multi-employer plan" (as defined in Section 3(37) of ERISA), (iii) a "multiple employer plan" (as defined in Section 4063 or 4064 of ERISA), or (iv) a funded vacation pay plan. The Company and its ERISA Affiliates have, with respect to each Employee Benefit Plan, complied in all material aspects with all applicable laws, and the lawful terms of such plans. No employee of the Company nor any fiduciary with respect to the Employee Benefit Plans has issued or distributed any written communication to any present or former employee of the Company regarding the effect the transactions contemplated by this Agreement may have on any Employee Benefit Plan or other employee-related practice, policy, or arrangement. There shall be no payment, accrual of additional benefits, acceleration of payments, vesting or term extension of any benefit under any Employee Benefit Plan or any agreement or arrangement solely by reason of entering into or in connection with the transactions contemplated by this Agreement. No Employee Benefit Plan has participated in, engaged in or been a party to any non-exempt prohibited transaction as described under the Code or ERISA, and neither the Company nor any of its ERISA Affiliates has had asserted against them any claim for taxes under Chapter 43 of Subtitle D of the Code and Section 5000 of the Code, or for penalties under ERISA Section 502(c), (i) or (l), with respect to any Employee Benefit Plan nor, to the knowledge of the Company, is there a basis for any such claim. No officer, director or employee of the Company has committed a material breach of any responsibility or obligation imposed upon fiduciaries by Title I of ERISA with respect to any Employee Benefit Plan. Other than routine claims for benefits, there is no claim pending or, to the knowledge of the Company, threatened, involving any Employee Benefit Plan by any Person against such plan, the Company or any of its ERISA Affiliates. There is no pending or, to the knowledge of the Company, threatened, proceeding involving any Employee Benefit Plan before any governmental agency. In accordance with applicable law and the terms of such plan, each Employee Benefit Plan can be amended or terminated at any time, without consent from any other party. With respect to the Employee Benefit Plans, individually and in the aggregate, no event has occurred, and to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company could be subject to any liability that is reasonably likely to have a Material Adverse Effect. For purposes of this Agreement, an "ERISA Affiliate" is any entity, whether or not incorporated, deemed to be under common control or affiliated with the Company under Section 414.

     SECTION 2.22  Environmental Matters.
                   ---------------------

     (a) To the best knowledge of the Company, the Company: (i) is, and within the period of all applicable statutes of limitation has been, in compliance with all applicable Environmental Laws; (ii) holds all Environmental Permits (each of which is in full force and effect) required for any of its current operations or for any property owned, leased or otherwise operated by it; and (iii) is, and within the period of all applicable statutes of limitation has been, in compliance with all of its Environmental Permits. The Company reasonably believes that each of its Environmental Permits currently in effect will be renewed effective prior to the expiration of such Environmental Permit.

     (b) The Company has not received any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, any Environmental Condition. The Company has not received any notice of any other claim, demand or action by any individual or entity alleging any actual or threatened injury or damage to any person, property, natural resource or the environment arising from or relating to any Release or threatened Release of any Hazardous Materials at, on, under, in, to or from any Facility or any former Facilities, or in connection with any operations or activities of the Company.

     (c) The Company has not entered into or agreed to and is not subject to any consent decree, order or settlement or other agreement in any judicial, administrative, arbitral or other similar forum relating to compliance with or Liability under any Environmental Law.

     (d) To the best knowledge of the Company, Hazardous Materials have not been transported, disposed of, emitted, discharged or otherwise Released or threatened to be Released to or at any real property presently or formerly owned or leased by the Company, which Hazardous Materials are reasonably expected to
(i) give rise to a material Liability of the Company under any applicable Environmental Law, (ii) interfere with the Company's continued operations or
(iii) materially impair the fair salable value of any real property owned or leased by the Company.

     (e) The Company has not assumed or retained, by contract or, to the knowledge of the Company, by operation of law in connection with the sale or transfer of any assets or business, Liabilities arising from or associated with or otherwise in connection with such assets or business of any kind, fixed or contingent, known or not known, under any applicable Environmental Law. The Company is not required to make any material capital or other expenditures to comply with any Environmental Law nor to the knowledge of the Company is there any reasonable basis on which any Governmental Entity could take any action that would require any such capital expenditures.

     (f) No environmental audits or assessments which have been conducted in respect of any Facility or any former Facility within the past five (5) years, by the Company, or any attorney, environmental consultant or engineer or other Person engaged by the Company for such purpose.

     SECTION 2.23  Affiliate Transactions. Except for regular salary
                   ----------------------
payments, warrants, rights, options and fringe benefits under an individual's compensation package with the Company, none of the officers, directors, employees or other Affiliates of the Company, nor any member of the family of such a person, is a party to any agreement, understanding, Indebtedness or proposed transaction with the Company or, to the Company's knowledge, is directly interested in any Material Agreement with the Company. The Company has not guaranteed or assumed any obligations of its officers, directors, employees or other Affiliates or members of any of their families. To the Company's knowledge, other than as contemplated by this Agreement, none of the officers, directors, or other Affiliates of the Company nor any member of their families has any direct or indirect ownership interest in any Person (other than a less than 5% ownership interest in a publicly traded company) with which the Company has a business relationship or with any Person that competes with the Company. To the Company's knowledge without any duty of inquiry, no employees nor any member of their families has any direct or indirect ownership interest in any Person with which the Company has a business relationship or that competes with the Company.

     SECTION 2.24  Insurance. To the best knowledge of the Company, each
                   ---------
insurance policy held by or for the benefit of the Company is in full force and effect. The Company carries, and will continue to carry, insurance with reputable insurers with respect to such of its properties and businesses, in such amounts and against such risks as is adequate for its business and as is customarily maintained by other entities of similar size engaged in similar businesses. None of such insurance was obtained through the use of materially false or misleading information or the failure to provide the insurer with all material information requested in order to evaluate the liabilities and risks insured. The Company has not received any notice of cancellation or non-renewal of any insurance policies or binders.

     SECTION 2.25  Tangible Assets.
                   ---------------

     (a) The Company has good and valid title to or valid and subsisting leasehold interests in all fixtures and equipment having original cost or fair market value in excess of $25,000, including all such fixtures and equipment reflected in the Company's most recent balance sheet included in the Financial Statements and all such fixtures and equipment purchased or otherwise acquired by the Company since the date of such balance sheet. None of such fixtures and equipment is subject to any encumbrance except for encumbrances incurred in the ordinary course of business or which, individually or in the aggregate, are not substantial in amount and do not materially detract from the value of the property or assets of the Company or interfere with the present use of such property or assets.

     (b) The buildings and fixtures and equipment owned by the Company are in good operating condition and repair (except for ordinary wear and tear), with no material defects, are sufficient for the operation of the business of the Company as presently conducted and are in conformity, in all material respects, with all Applicable Laws relating thereto currently in effect.

     SECTION 2.26 Customer Relations. "Material Customer" means any Person from
                   ------------------------------------
whom the Company has recognized revenue in excess of $100,000 since January 1, 1997 or to whom the Company has any obligation to complete work or honor any contractual warranty or has any obligation or Liabilities. Except as set forth in Schedule 2.26, since January 1, 1997, no Material Customer has canceled or
   -------------
terminated any purchase order, purchase contract or Material Agreement or notified the Company in writing or orally of its intent to cancel or terminate purchase order, purchase contract or any Material Agreement or materially alter the amount of business that it transacts with the Company. Ryder has not terminated, deferred or delayed (i) any programs that are likely to affect the Company's projected product sales for any quarterly period from the date of this Agreement through December 31, 2000 or (ii) any joint development project now in progress or previously proposed.

     SECTION 2.27 Books and Records. The Company has made and kept (and given
                  -----------------
Purchaser access to) books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company. The minute books of the Company previously made available to Purchaser accurately and adequately reflect all material action previously taken by the shareholders, the Board of Directors and committees of the Board of Directors of the Company.

     SECTION 2.28  Warranties.  The Company's warranty terms are described on
                   ----------
Schedule 2.28 to this Agreement. The reserve for warranty claims on the
-------------
company's most recent quarterly balance sheet dated October 3, 1999, reflects the Company's historical and anticipated warranty expense accurately and in accordance with GAAP.

     SECTION 2.29   Outsourcing. Company anticipates that its present vendors
                    ----------
will be able to ship the products known as the FW800, FW5000 and FW2000 in commercial quantities sufficient to meet projected demand no later than February 28, 2000, at a cost to the Company which does not exceed the costs previously disclosed to Purchaser.

     SECTION 2.30   Disclosure.  Neither this Agreement nor any Schedule or
                    ----------
Exhibit to this Agreement, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact which the Company has not disclosed to Purchaser in writing and of which the Company is aware which materially and adversely affects or could be reasonably expected to materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company. The financial projections and other estimates provided to Purchaser were prepared by the Company based on assumptions of fact and opinion as to future events which the Company, at the date of the issuance of such projections and estimates, believed to be reasonable. As of the date hereof, no facts have come to the attention of the Company which would, in its opinion, require the Company to revise or amplify the assumptions underlying such projections and other estimates or the conclusions derived therefrom.


                                  ARTICLE III
          REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

     SECTION 3.01   Representations. Purchaser represents and warrants to the
                    ---------------
Company that:

     (a) it is wholly owned by Glenmount International, L.P., which is a partnership which was not organized for the specific purpose of acquiring the Series B Shares or the Warrant;

     (b) it has sufficient knowledge and experience in investing to be able to evaluate the risks and merits of its investment in the Company, and it is able financially to bear the risks thereof;

     (c) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management;

     (d) the Series B Shares, the Warrant, the Breakup Warrant (if issued), and the Conversion Shares and Warrant Shares are being acquired for Purchaser's own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

     (e) Purchaser is a corporation, duly formed, validly existing and in good standing under the laws of its state of formation and has the power and authority to execute, deliver and perform this Agreement;

     (f) the execution and delivery by Purchaser of this Agreement, and the performance by the Purchaser of its obligations hereunder, have been duly authorized by all requisite corporate action; and

     (g) Purchaser has duly executed and delivered this Agreement and it constitutes its legal, valid and binding obligation, enforceable in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally and as the remedy of specific performance and other forms of injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought).

                                  ARTICLE IV
                CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS

          SECTION 4.01  Conditions to Obligations of the Purchaser.  The
                        ------------------------------------------
obligation of Purchaser to purchase and pay for the Series B Shares to be purchased by it on the Closing Date hereunder is, at its option, subject to the satisfaction, on or before the Closing Date of the following conditions:

          (a)  Shareholder Approval. The Company shall have obtained approval
               --------------------
of this Agreement and the transactions contemplated hereby, including any actions necessary to increase the number of directors, from its Shareholders.

          (b)  Warrant.  The Company shall have executed and delivered the
               -------
Warrant, substantially in the form of Exhibit B hereto.
                                      ---------
          (c)  Management Services Agreement.  The Company shall have executed
               -----------------------------
and delivered, at the same time this Agreement is delivered, a Management Services Agreement with Purchaser in the form of Exhibit C hereto (the
                                                 ---------
"Management Services Agreement") and Company shall not be in default on any monthly payment to Purchaser pursuant to such Management Services Agreement.

          (d) Voting Agreement and Transfer Restrictions.  The Company shall
              ------------------------------------------
have executed and delivered, and each of its current officers and directors and their respective Affiliates and all other parties listed on Schedule 4.01(d) (owning an aggregate of not less than
                        ----------------
1,700,000 shares of Common Stock) shall have executed and delivered within five
(5) business days of the execution of this Agreement, an agreement in substantially the form attached hereto as Exhibit D, pursuant to which each such
                                          ---------
officer, director or Affiliate agrees on behalf of himself, herself or itself,
(i) to vote his or her or its outstanding shares in support of the transactions contemplated by this Agreement, (ii) to vote his or her or its outstanding shares in favor of Purchaser's nominees to the Board of Directors for a period of three (3) years following the Closing, (iii) to refrain from transferring any shares of the Company prior to March 20, 2000, and (iv) to refrain from exercising or transferring any existing options or warrants prior to March 20, 2000.

     (e)  Board of Directors. The Company shall have taken all necessary actions
          ------------------

and obtained all needed resignations so that, immediately following the Closing, the Company's Board of Directors consists of David Malmberg, David Mell, Gary Beeman, Robert D. D. Forbes, Michael E. Johnson, Richard J. Boyle and one other person selected by the Company and reasonably acceptable to Purchaser (to be agreed upon in within ten (10) business days following the execution of this Agreement). If any such person becomes unavailable prior to the Closing, Purchaser and Company shall agree upon a replacement (except that Company may not object to Purchaser's nominee to replace Michael Johnson, Robert D.D. Forbes or Richard J. Boyle).

     (f)  Opinion of the Company's Counsel. Purchaser shall have received from
          --------------------------------
Dorsey & Whitney, counsel for the Company, an opinion dated the Closing Date, in the form attached as Exhibit E hereto.
                     ---------

     (g)  Representations and Warranties to be True and Correct on Date Hereof.
          --------------------------------------------------------------------
The representations and warranties of the Company contained in Article II shall have been true, complete and correct on the date of this Agreement and the Chief Executive Officer and Chief Financial Officer of the Company shall have certified to such effect the Purchaser in writing.

     (h)  Performance.  The Company shall have performed and complied with all
          -----------
agreements contained herein required to be performed or complied with by it prior to or at the Closing Date and the Chief Executive Officer and Chief Financial Officer of the Company shall have certified to the Purchaser in writing to such effect and to the further effect that all of the conditions set forth in this Article IV have been satisfied.

     (i)  All Proceedings to be Satisfactory.  All corporate and other
          ----------------------------------
proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it reasonably may request.

     (j)  Supporting Documents. Purchaser shall have received a copy of:
          --------------------

          (i) (A) the Articles of Incorporation, certified as of a recent date by the Secretary of State of the State of Minnesota, and (B) a certificate of the Secretary of State of the State of Minnesota dated as of a recent date as to the due incorporation and good standing of the Company, the payment of all applicable taxes by the Company and listing all documents of the Company on file with said Secretary; and

          (ii) such additional supporting documents and other information with respect to the operations and affairs of the Company as Purchaser reasonably may request.

     (k)  Terms of Series B Shares. The Board of Directors of the Company shall
          ------------------------
have adopted the Series B Certificate in substantially the form attached as Exhibit A hereto and such Certificate shall have been filed with the Minnesota
---------
Secretary of State and have become effective.

     (l)  Third-Party Approvals.  All Persons having any right to consent to or
          ---------------------
approve the issuance of the Series B Shares, the Warrant, the Conversion Shares, or the Warrant Shares shall have delivered such consents or approvals in writing. All Persons having any preemptive, first refusal or other rights with respect to the issuance of the Series B Shares, the Conversion Shares, or the Warrant Shares shall have irrevocably waived the same in writing.

     (m)  No Material Adverse Change.  No Material Adverse Change, as defined in
          --------------------------
Section 6.17, in the reasonable judgment of the Purchaser, shall have occurred in the Company's business, financial condition, prospects or results of operations since October 3, 1999.

     (n)  Expenses.  The Company shall have paid fees and expenses due pursuant
          --------
to Section 6.01 hereof incurred prior to the Closing (subject to the limitation set forth in such Section 6.01).

     (o)  Directors and Officers Liability Insurance.  The Company shall have
          ------------------------------------------
maintained in effect directors' and officers' liability insurance coverage, on customary terms and conditions (including coverage for liabilities arising before the date of taking office to the extent arising from such person's status as a prospective member of the Board of Directors), ensuring an aggregate of at least $5,000,000 in such liability insurance coverage.

     All such documents shall be reasonably satisfactory in form and substance to the Purchaser.

                                   ARTICLE V
                           COVENANTS OF THE COMPANY

     The Company covenants and agrees with the Purchasers that:

     SECTION 5.01  Stockholder Meeting; Voting Agreement and Transfer
                   --------------------------------------------------
Restrictions.
------------

     (a) The Company agrees to promptly submit this Agreement and the transactions contemplated hereby to the Company's stockholders for approval in compliance with the MBCA and the policies of the NASDAQ Stock Market and to use best efforts to obtain such approval on or before January 31, 2000.

     (b) The Company will execute and deliver and shall use its best efforts to cause each of its current officers and directors and their respective Affiliates listed on Schedule 4.01(d) (owning an aggregate of not less than 1,700,000
          ----------------
shares of Common Stock) to execute and deliver, within five (5) business days of the execution of this Agreement, an agreement in substantially the form attached hereto as Exhibit D, pursuant to which each such officer and director agrees on
          ---------
behalf of himself, herself or itself and each of his, her or its Affiliates, (i) to vote his, her or its outstanding shares in support of the transactions contemplated in this Agreement, (ii) to vote his, her or its outstanding shares in favor of Purchaser's nominees to the Board of Directors for a period of three
(3) years following the Closing of the transactions contemplated by this Agreement, (iii) to refrain from transferring any shares of the Company prior to March 20, 2000, and (iv) to refrain from exercising or transferring any existing options or warrants prior to March 20, 2000. Company will not issue or redeem any Capital Stock or security convertible into Capital Stock prior to March 20, 2000, except as contemplated by this Agreement.

     SECTION 5.02   SEC Filings. The Company shall at all times file all
                    -----------
reports required to be filed by it under the Securities Act or the Exchange Act, and shall take such further action as Purchaser may reasonably request, all to the extent required from time to time, to allow Purchaser to sell the Conversion Shares and the Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of Purchaser, the Company shall deliver to Purchaser (i) a certificate from the President, Chief Executive Officer or Chief Financial Officer stating that the Company has complied with all such requirements; (ii) copies of the Company's most recent quarterly or annual report; and (iii) all such other reports and/or documents as Purchaser may reasonably request to avail itself of Rule 144, 144A or any other SEC regulation allowing it to sell the Conversion Shares or the Warrant Shares without registration.

     SECTION 5.03   Financial Statements, Reports, Etc.  Until the Closing,
                    -----------------------------------
and thereafter, so long as the Warrant or any Series B Shares are outstanding, Purchaser shall be entitled to receive the following information:

     (a) within ninety (90) days after the end of each fiscal year of the Company, a balance sheet of the Company, as of the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, prepared in accordance with GAAP and certified by a "Big Five" firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (the "Annual
                                                                          ------
Audited Financial Statements");
----------------------------

     (b) within twenty-one (21) days after the end of each accounting month of the Company within each fiscal year, a balance sheet of the Company and the related statements of income, shareholders' equity and cash flows, unaudited but prepared in accordance with GAAP and certified by the Chief Financial Officer of the Company, or, if there is no Chief Financial Officer, the Chief Executive Officer, such consolidated balance sheet to be as of the end of such month and such consolidated statements of income, shareholders' equity and cash flows to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case with comparative statements for the prior fiscal year and with respect to the then-applicable budget;

     (c) at the time of delivery of each financial statement pursuant to Section
                                                                         -------
5.03(b), a certificate executed by the Chief Financial Officer of the Company
-------
or, if there is no Chief Financial Officer, the Chief Executive Officer, stating that such officer has reviewed this Agreement, the terms of the Warrant, and the terms of the Series B Preferred Stock contained in the Articles of Incorporation and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement, the terms of the Warrant, or the terms of the Series B Preferred Stock contained in the Articles of Incorporation or, if such officer has such knowledge, specifying such default and the nature thereof;

     (d) within thirty (30) days after the end of each quarter, a quarterly management narrative report explaining all significant variances from forecasts and all significant current developments in staffing, marketing, sales and operations;

     (e) no later than thirty (30) days prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing;

     (f) promptly following receipt by the Company, each audit response letter, accountant's management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company;

     (g) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries of the type described in
Section 2.07 involving the Company that could materially adversely affect the
------------
Company;

     (h) promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its shareholders or files with the SEC; and

     (i) promptly, from time to time, such other material information regarding the business, prospects, financial condition, operations, property or affairs of the Company as Purchaser reasonably may request.

     SECTION 5.04  Reserve for Conversion Shares. The Company shall at all
                   -----------------------------
times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Series B Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Series B Shares from time to time outstanding, or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Series B Shares or otherwise to comply with the terms of this Agreement, the Company will immediately take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain all authorizations, consents, approvals or other actions by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Series B Shares, which conversion may be made by Purchaser at any time.

     SECTION 5.05  Reserve for Warrant Shares. The Company shall at all
                   --------------------------
times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the exercise of the Warrant and the Breakup Warrant and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the exercise of the Warrant and the Breakup Warrant, or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the Warrant or the Breakup Warrant or otherwise to comply with the terms of this Agreement, the Company will immediately take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain all authorizations, consents, approvals or other actions by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon exercise of the Warrant, which exercise may be made by Purchaser at any time.

     SECTION 5.06  Corporate Existence.  The Company shall maintain its
                   -------------------
respective corporate existence, rights and franchises in full force and effect.

     SECTION 5.07  Properties, Business, Insurance.
                   -------------------------------

     (a) The Company shall maintain as to its properties and businesses, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be at all times adequate and sufficient for the business of the Company, as reasonably determined by the Board of Directors. Without limiting the foregoing, the Company shall at all times maintain general liability insurance in an amount not less than $7,000,000. The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policy. If requested by Purchaser, the Company will add one designee of Purchaser as a notice party for each such policy and shall request that the issuer of each policy provide such designee with ten (10) days' notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned or before any change is made in the beneficiary thereof.

     (b) Without limiting its obligations pursuant to Section 5.07(a), the Company shall maintain so long as the Warrant or any shares of the Series B Shares remain outstanding, directors' and officers' liability insurance the Warrant or coverage, on customary terms and conditions (including coverage for liabilities arising before the date of taking office to the extent arising from such person's status as a prospective member of the Board of Directors), providing an aggregate of at least $5,000,000 in such liability insurance coverage. The Company shall at all times maintain provisions in its Bylaws and Articles of Incorporation indemnifying all directors against liability and absolving all directors from liability to the maximum extent permitted under the laws of the State of Minnesota.

     SECTION 5.08  Inspection, Consultation and Advice. The Company shall
                   -----------------------------------
permit Purchaser and such Persons as Purchaser may designate, to visit and inspect, at Purchaser's expense, any of the properties of the Company, examine its books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Purchaser and such designees such affairs, finances and accounts), and consult with and advise the management of the Company as to its affairs, finances and accounts, all at reasonable times and upon reasonable notice. In addition, and without limiting the foregoing, Company shall permit Purchaser to conduct such environmental investigations of Company facilities as Purchaser deems appropriate, including "Phase II" review.

     SECTION 5.09  No Solicitation; Restrictive Agreements Prohibited.
                   --------------------------------------------------

     (a) The Company shall not seek, initiate or encourage any agreement, transaction or discussions which would be a Competing Proposal as defined in
Section 6.02.

     (b) The Company shall not become a party to any agreement which, by its terms, restricts the Company's performance of its obligations under the Transaction Documents.

     SECTION 5.10  Fees and Expenses of Directors.  The Company shall
                   ------------------------------
promptly reimburse in full each director of the Company who is not an employee of the Company for all of his or her reasonable out-of-pocket expenses, including, but not limited to, travel expenses, incurred in attending each meeting of the Board of Directors of the Company or any committee thereof and any other meetings attended at the request of the Company and pay any fees paid to directors therefor.

     SECTION 5.11  Board of Directors.
                   ------------------

     (a) Other than as provided in paragraphs (b) and (c) below, the number of directors of the Company shall be fixed at seven (7).

     (b) So long as the Warrant or any Series B Shares remain outstanding, the holders of the Series B Shares shall have the right to designate three (3) directors of the Company, and shall have the right pursuant to paragraph (c) below to designate two (2) additional directors of the Company (each such director, a "Series B Director"). The holders of the Series B Shares, voting together as a class, shall have the exclusive right to (i) terminate any Series B Director during his or her term of office, with or without cause; and (ii) to fill any vacancy among the Series B Directors.

     (c) The holders of the Warrant and the Series B Shares shall have the right to compel the Company to take all necessary action to increase the number of directors from seven (7) to nine (9), and the right to appoint two (2) additional directors to fill the vacancies created by such increase, upon the occurrence of any one or more of the circumstances described in Section 5(c) of the Series B Certificate attached as Exhibit A to this Agreement.

     (d) If, within six months following the election of additional directors by the holders of the Series B Shares pursuant to clause (c) above, the Series B Shares shall not have been converted to Company Common Stock, the right of the Series B Shares to elect an additional two directors shall expire, but the right to elect three directors shall remain in effect.

     SECTION 5.12  Compliance with Laws. The Company shall conduct its business
                   --------------------
in compliance with all Applicable Laws.

     SECTION 5.13  Keeping of Records and Books of Account.  The Company shall
                   ---------------------------------------
keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     SECTION 5.14  Protective Provisions.  The Company shall not take any of the
                   ---------------------
following actions without the prior affirmative written consent of Purchaser or, following the Closing, of the holders of the Warrant and holders of at least two-thirds (2/3) of the Series B Shares:

          (a) alter, change or amend (by merger or otherwise) any of the rights, preferences or privileges of the Series B Preferred Stock;

          (b)  alter, change or amend any of the terms of the Warrant;

          (c) other than as provided in Section 5.11(c) hereof, amend, restate, alter, modify or repeal (by merger or otherwise) its Articles of Incorporation or Bylaws, including, without limitation, amending, restating, modifying or repealing (by merger or otherwise) (i) any certificate of designation or preferences (as in effect from time to time) relating to any series of Preferred Stock or (ii) any of the rights, preferences and privileges of any other class of Capital Stock or the terms or provisions of any option or Convertible Security;

          (d) (i) create, authorize or issue Senior Securities, Parity Securities, Supervoting Securities or shares of any such class or series;
     (ii) create, authorize or issue any securities (including Convertible Securities) convertible into, or exercisable, redeemable or exchangeable for, shares of Senior Securities, Parity Securities or Supervoting Securities; (iii) increase or decrease the authorized number of shares of Series B Preferred Stock; or (iv) increase or decrease the authorized number of shares of any class or series of Senior Securities, Parity Securities, Supervoting Securities or shares of any such class or series;

          (e) (i) initiate or suffer to exist any Liquidation Event with respect to the Company, (ii) enter into any merger or consolidation with any other Person that results in the holders of the Company's Capital Stock immediately prior to such transaction owning less than fifty percent (50%) of the voting power of the successor entity's Capital Stock after such transaction or (iii) otherwise discontinue or dispose of more than ten percent (10%) of the assets of the business of the Company, taken as a whole;

          (f) initiate or suffer to exist any recapitalization of the Company, or reclassify any authorized Capital Stock of the Company into any other class or series of Capital Stock of the Company;

          (g) redeem any shares of Capital Stock;

          (h) acquire, in one or a series of transactions, any equity ownership interest, by way of merger or otherwise, in any Person, or any asset or assets of any Person, where the aggregate consideration payable in connection with such acquisition (including, without limitation, cash consideration, the fair market value of any securities and the net present value of any deferred consideration) is at least $1,000,000, or (ii) make any capital expenditures in excess of $500,000 individually or $1,000,000 for any fiscal year;

          (i) change the number of directors of the Company to a number other than seven (7) or the manner in which the directors are selected, except as set forth in Section 5.11(c) hereof;

          (j) make any material change in the nature of its business as conducted on the Closing Date, or fail to conduct its business in the ordinary course consistent with past practice;

          (k) sell, transfer, convey, lease or dispose of, outside the ordinary course of business, any material assets or properties of the Company, whether now or hereafter acquired, in any transaction or transactions that call for payments in excess of $500,000;

          (l) establish or purchase any Subsidiary;

          (m) enter into any agreements, transactions or leases not in the ordinary course of the Company's business as conducted on the Closing Date that call for payments in excess of $250,000;

          (n) incur any new or additional Indebtedness which exceeds $500,000 provided that this clause (n) shall not prohibit the extension, renewal, amendment or refinancing (including refinancings with other lenders) of the Company's existing credit facility with Spectrum Commercial Services, a Division of Lyon Financial Services, Inc. on terms no more restrictive than those contained in the General Credit and Security Agreement dated November 19, 1998, as amended on August 20, 1999 (except interest rate "spreads" may increase by no more than 50 basis points over prime and principal amounts advanced against accounts receivable or inventory (but no other amounts of principal) may increase or decrease provided that advance rates are no greater than those currently in effect).

          (o) other than as set forth in an annual compensation plan approved by the Series B Directors, increase management compensation with respect to any Person in an amount greater than ten percent (10%) in any single fiscal year (including without limitation by issuance of warrants, options or other contingent compensation); or hire any new employee whose annual compensation exceeds $125,000; or

          (p) except for transactions on customary and reasonable terms, enter into any transaction with (i) any Affiliate of the Company, (ii) any employee of the Company, (iii) any holder of more than five percent (5%) of the outstanding capital stock of any class or series of Capital Stock of the Company, (iv) any member of the immediate family of any Person set forth in clauses (i), (ii) and (iii) above, or (v) any corporation, partnership, trust or other entity in which any Person set forth in clauses
     (i), (ii), (iii) or (iv) above, or member of the family of any such Person, is a director, officer, trustee, partner or holder of more than five percent (5%) of the outstanding capital stock thereof. For purposes of this Agreement, the members of the "immediate family" of any Person shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons-and daughters-in-law, and brothers- and sisters-in-law of such Person.

          SECTION 5.15  Publication Matters.  The Company shall not use the name
                        -------------------
or logo of Purchaser or any of its Affiliates in connection with any press releases or advertisements without the prior written consent of Purchaser and the prior written approval by Purchaser of the form and content of any such press release or advertisement. The Company consents to the publication by Purchaser or any of its Affiliates of a tombstone or similar advertising material relating to the transactions contemplated by this Agreement, which may include the Company's name, business description and size of investment. In addition, the Company agrees that Purchaser and its Affiliates may use the Company's name and logo on websites among a list of representative investments and may provide the Company's name and appropriate individual contacts to companies for the purpose of securing supplier discounts or other similar benefits for the Company.

                                  ARTICLE VI

                                 MISCELLANEOUS

          SECTION 6.01  Expenses. The Company shall pay all reasonable
                        --------
out-of-pocket due diligence expenses and outside legal and consulting fees and expenses of Purchaser incurred in connection with investigating, negotiating or documenting the transactions contemplated hereby (whether such fees and expenses are incurred prior to or after the Closing Date), provided that the payment for such expenses shall be limited to $50,000 except as otherwise provided in
Section 6.03.

          SECTION 6.02  Breakup Fee.  (a)  If any person (other than Purchaser
                        -----------
or any of its Affiliates) shall have made, proposed, communicated or disclosed a proposal for an acquisition of the Company or its assets or business, or a combination with the Company, or a financing transaction proposal as an alternative to the transactions contemplated by this Agreement (a "Competing Proposal") in a manner which is or becomes public and this Agreement is terminated following such proposal, then the Company shall, simultaneously with termination of this Agreement, pay to Purchaser a fee (the "Breakup Fee") in the amount of $500,000 or, if greater, 2.5% of the value of the Company established by a proposed transaction, if, following the announcement or proposal of a transaction, this Agreement is terminated. If (in the absence of a Competing Proposal) the stockholders do not approve the transactions contemplated by this Agreement, the Company shall pay to Purchaser the $100,000 required pursuant to the terms of the Management Services Agreement (the "Consulting Fee") and shall issue to Purchaser a warrant (the "Breakup Warrant") for 250,000 shares at the purchase price of $1.00 per share, which will be exercisable immediately and will expire if not exercised within five years, and will otherwise have the terms and conditions set forth on Exhibit F. The Consulting Fee shall be paid by wire transfer of immediately available funds.

     (b) The Company agrees that the agreement contained in Section 6.02(a) above is an integral part of the transactions contemplated by this Agreement and that the Consulting Fee constitutes liquidated damages and not a penalty. If Company fails to promptly pay to Purchaser any amount due under such Section 6.02(a), Company shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment thereof, together with interest on the amount of any unpaid amount at the annual rate of four percent (4%) above the publicly announced prime rate of Citibank, N.A. (or, if lower, the maximum rate permitted by law) from the date such amount was required to be paid to the date of payment.

     (c) The Company agrees to reserve 250,000 shares of its Common Stock for issuance in connection with the exercise of the Breakup Warrant, if the Breakup Warrant is issued. The obligation to reserve shares in connection with the Breakup Warrant shall survive termination of this Agreement pursuant to Section 6.03, below, and shall remain binding upon the Company.

     (d)  Except as provided otherwise in paragraphs (a) and (b) above and in
Section 6.01, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that Company shall pay all costs and expenses (i) in connection with obtaining shareholder approval for this Agreement and the transactions contemplated hereby, including printing and mailing the proxy statement and (ii) of obtaining any consents of any third party.

     SECTION 6.03 Termination. This Agreement may be terminated:
                  -----------

     (a)  at any time by mutual agreement of the parties;

     (b) by Purchaser by written notice to the Company if all conditions to closing have not been satisfied prior to February 11, 2000;

     (c) by the Company following a proposal of the type described in Section 6.02(a), by written notice to Purchaser; or

     (d) by either party following a material breach by the other party to this Agreement, provided that if such breach is curable, this Agreement may only be terminated if, after ten (10) business days' notice, the party in breach has not either cured such breach or commenced diligent efforts to cure such breach.

     Termination of this Agreement shall not waive any party of liability for breaches of this Agreement which occurred prior to termination. If this Agreement is terminated by Purchaser pursuant to subsection (b) of this Section 6.03, the limitation on expenses payable pursuant to Section 6.01 shall be $85,000.

     SECTION 6.04 Survival of Agreements.  All covenants, agreements,
                  ----------------------
representations and warranties made in the Transaction Documents or any certificate or instrument delivered to Purchaser pursuant to or in connection with the Transaction Documents shall survive the execution and delivery of the Transaction Documents, the issuance, sale and delivery of the Series B Shares, the issuance and delivery of the Warrants, and the issuance and delivery of the Conversion Shares and the Warrant Shares, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

     SECTION 6.05 Brokerage.  Each party hereto will indemnify and hold
                  ---------
harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

     SECTION 6.06 Parties in Interest.  All representations, covenants and
                  -------------------
agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting Purchaser shall inure to the benefit of any and all subsequent holders from time to time of Series B Shares, the Warrants, Conversion Shares or the Warrant Shares.

     SECTION 6.07 Notices. All notices, requests, consents and other
                  -------
communications hereunder shall be in writing and shall be delivered in Person, mailed by certified or registered mail, return receipt requested, delivered by overnight courier, or sent by telecopier or telex, addressed as follows:

     (a)  if to the Company,

                             Fieldworks, Incorporated
                             7631 Anagram Drive
                             Eden Prairie, Minnesota
                             Attention: Karen Engebretson
                             Facsimile: (612) 947-7030
          with a copy to:

                             Dorsey & Whitney LLP
                             Pillsbury Center
                             220 South Sixth Street
                             Minneapolis, MN 55402
                             Attention: Kenneth Cutler
                             Facsimile: (612) 340-8738

     (b)  if to Purchaser:

                             Industrial Works Holding Corp.
                             c/o Glenmount International, L.P.
                             19200 Von Karman Avenue, Suite 400
                             Irvine, California 92612
                             Attention:  Michael E. Johnson
                             Facsimile: (949) 477-8044

          with a copy to:

                             Paul, Hastings, Janofsky & Walker LLP
                             695 Town Center Drive, 17th Floor
                             Costa Mesa, California 92626-1924
                             Attention: Peter J. Tennyson
                             Facsimile:  (714) 979-1921

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

     SECTION 6.08  Governing Law; Jury Trial Waiver. This Agreement shall
                   --------------------------------
be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California without regard to the conflict of law principles thereof; except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement and as to those matters, the law of the jurisdiction under which the respective entity derives its powers shall govern. The parties irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby, and consent to the jurisdiction of, the courts located in Orange County, California, and waive any and all objections to such jurisdiction or venue that they may have. The parties hereby waive any right to have trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies arising under or in connection with this Agreement, whether grounded in tort, contract or otherwise.

     SECTION 6.09 Injunctive Relief. The parties hereto acknowledge and
                  -----------------
agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and shall be entitled to enforce specifically the provisions of this Agreement in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

     SECTION 6.10 Assignment.
                  ----------

     (a) Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company without the prior written consent of Purchaser.

     (b) Purchaser may, without the consent of the Company, sell, transfer, or otherwise convey the Warrant, any Breakup Warrant or any of the Series B Shares purchased by Purchaser hereunder or the Conversion Shares or Warrant Shares, and the rights and obligations of Purchaser hereunder, to any of its Affiliates or to an Accredited Investor, provided, however, that such Person (except for a
                           --------  -------
transferee of the Breakup Warrant) shall not have any rights under this Agreement unless it executes a counterpart of this Agreement in connection with such transfer.

     (c) Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

     SECTION 6.11 Limitation of Liability. In no event shall (a) any
                  -----------------------
Affiliate of Purchaser, or (b) any direct or indirect member, shareholder, officer, director, limited partner, employee or any other representative of Purchaser or any Affiliate of Purchaser, be personally liable for any obligation of Purchaser under this Agreement.

     SECTION 6.12 Entire Agreement. This Agreement, including the
                  ----------------
Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

     SECTION 6.13 Counterparts. This Agreement may be executed in two or
                  ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 6.14 Amendments. This Agreement may not be amended or modified
                  ----------
without the written consent of the Company and Purchaser.

     SECTION 6.15 Severability. If any provision of this Agreement shall
                  ------------
be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

     SECTION 6.16 Titles and Subtitles. The titles and subtitles used in
                  --------------------
this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

     SECTION 6.17 Certain Defined Terms. As used in this Agreement, the
                  ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Affiliate" means, with respect to a specified Person, (a) any other person
      ---------
directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (b) any other Person that owns, directly or indirectly, five percent (5%) or more of such specified person's Capital Stock, (c) any employee or director of such specified Person, (d) any member of the family of any Person specified in clauses (a), (b), and (c), or
(e) any corporation, limited liability company, partnership, trust or other entity in which any Person set forth in clauses (a), (b), (c) or (d) above, or member of the family of any such Person, is a director, officer, trustee, partner or holder of more than five percent (5%) of the outstanding Capital Stock thereof. For the purposes of this definition, "control," when used with
                                                      -------
respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and
                                                               -----------
"controlled" have meanings correlative to the foregoing.  All limited partners
 ----------
in Glenmount International, L.P. shall be considered Purchaser's Affiliates.

     "Agreement" has the meaning set forth in the preamble hereto.
      ---------

     "Applicable Law" means any statute, law, rule or regulation or any
      --------------
judgment, order, writ, injunction, decree or financial assessment (subject, in the case of financial assessments, to the exhaustion of appeals) of any Governmental Entity to which a specified Person or its properties or assets, or its officers, directors, employees, consultants or agents (in their capacities as such) is subject, including, without limitation, all such statutes, laws, rules, regulations, judgments, orders, writs, injunctions, decrees and financial assessments relating to, without limitation, energy regulation, public utility regulation, securities regulation, consumer protection, equal opportunity, health care industry regulation, public health and safety, motor vehicle safety or standards, third party reimbursement, environmental protection, fire, zoning, building and occupational safety and health matters and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

     "Approvals" has the meaning set forth in Section 2.13(b) hereof.
      ---------                               ---------------

     "Breakup Warrant" means a Warrant in the form of Exhibit F.
      ---------------

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
      -------------
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Change of Control" shall be deemed to have occurred upon (i) the
      -----------------
consummation of a tender for or purchase of more than fifty percent (50%) of the Company's Common Stock by a third party, in a single transaction or series of related transactions, (ii) a merger, consolidation or sale of all or substantially all of the assets of the Company such that the shareholders of the Company immediately prior to the consummation of such transaction own less than fifty percent (50%) of the voting securities of the surviving entity immediately after the transaction or transactions, in a single transaction or series of related transactions, or
(iii) the sale or transfer of more than twenty-five percent (25%) of the shares of Capital Stock of the Company, in a single transaction or series of related transactions.

     "Closing" has the meaning set forth in Section 1.06 hereof.
      -------                               ------------

     "Closing Date" has the meaning set forth in Section 1.06 hereof.
      ------------                               ------------

     "Code" means the Internal Revenue Code.
      ----

     "Common Stock" has the meaning set forth in the preamble hereto.
      ------------

     "Company" has the meaning set forth in the preamble hereto.
      -------

     "Consulting Fee" has the meaning set forth on Section 6.02 hereof.
      --------------                               ------------

     "Conversion Shares" has the meaning set forth in Section 1.04 hereof.
      -----------------                               ------------

     "Convertible Security" means any stock or security that is directly or
      --------------------
indirectly convertible into or exchangeable for or exercisable for Capital Stock, including without limitation, the Series B Shares, the Warrant and any other option, warrant or exchangeable debt security.

     "Employee Benefit Plans" has the meaning set forth in Section 2.21 hereof.
      ----------------------                               ------------

     "Employee Pension Plans" has the meaning set forth in Section 2.21 hereof.
      ----------------------                               ------------

     "Environmental Condition" means the Release or threatened Release of any
      -----------------------
Hazardous Material (whether or not upon a Facility or any former Facility or other property and whether or not such Release constituted at the time thereof a violation of any Environmental Law) as a result of which the Company has or would reasonably be expected to become liable to any Person or by reason of which any Facility, any former Facility or any of the assets of the Company may suffer or be subjected to any encumbrances.

     "Environmental Laws" means any and all foreign, federal, state, local or
      ------------------
municipal laws, rules, orders, regulations, statutes, ordinances, codes, legally binding decrees or other requirements of any Governmental Entity (including, without limitation, common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health relating to exposure of any kind of Hazardous Materials, as have been, are now or may at any time hereafter be in effect.

     "Environmental Permits" means any and all permits, licenses, registrations,
      ---------------------
notifications, exemptions and any other authorizations required under any Environmental Law.

     "ERISA" has the meaning set forth in Section 2.21 hereof.
      -----                               ------------

     "ERISA Affiliate" has the meaning set forth in Section 2.21 hereof.
      ---------------                               ------------

     "Facility" or "Facilities" means one or more of the offices and buildings
      --------      ----------
and all other real property and related facilities which are owned, leased or operated by the Company.

     "Financial Statements" has the meaning set forth in Section 2.08(b) hereof.
      --------------------                               ---------------

     "GAAP" means generally accepted accounting principles set forth in the
      ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, as in effect from time to time.

     "Governmental Entity" means any court or tribunal in any jurisdiction
      -------------------
(domestic or foreign) or any federal, state or local public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).

     "Hazardous Materials" means any hazardous substance, gasoline or petroleum
      -------------------
(including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, ureaformaldehyde insulation, asbestos or asbestos-containing materials, pollutants, contaminants, radioactivity and any other materials or substances of any kind, whether solid, liquid or gas, and whether or not any such substance is defined as hazardous under any Environmental Law, that is regulated pursuant to any Environmental Law or that could give rise to liability under any Environmental Law.

     "Indebtedness" means, as to any Person, (a) all indebtedness of such Person
      ------------
for borrowed money or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business), (b) all obligations evidences by notes, bonds, debentures or similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all obligations of such Person that are required to be classified and accounted for as capital lease obligations under GAAP, (e) all indebtedness of any other Person guaranteed, directly or indirectly, by such Person, and (f) all Indebtedness referred to in clauses (a),
(b), (c), (d), and (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

     "Intellectual Property" has the meaning set forth in Section 2.12 hereof.
      ---------------------                               ------------

     "Knowledge" or "known" means, with respect to any Person, the actual
      ---------      -----
knowledge of such Person, after reasonable inquiry; provided, that a Person
                                                    --------
shall be deemed to have actual knowledge of the contents of all books and records with respect to which such Person has reasonable access; provided,
                                                                 --------
further, and without limiting the generality of the foregoing, with respect to
-------
any Person that is a corporation actual knowledge shall be deemed to include the actual knowledge of all principal employees of any such Person (including without limitation each director, the Chief Executive Officer, President, Chief Financial Officer and all Vice Presidents of such Person).

     "Liability" has the meaning set forth in Section 2.08 hereof.
      ---------                               ------------

     "Lien" means any mortgage, deed of trust, pledge, hypothecation,
      ----
assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a capital lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

     "Liquidation Event" means, with respect to any Person, any of the following
      -----------------
events: (i) the commencement by such Person of a voluntary case under the bankruptcy laws of the United States, as now or hereafter in effect, or the commencement of an involuntary case against such Person with respect to which the petition shall not be controverted within fifteen (15) days, or be dismissed within sixty (60) days, after commencement thereof; (ii) the appointment of a custodian for, or the taking charge by a custodian of, all or substantially all of the property of such Person; (iii) the commencement by such Person of any proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to such Person; (iv) the commencement against such Person of any proceeding set forth in the preceding clause (iii), which is not controverted within ten (10) days thereof and dismissed within sixty (60) days after the commencement thereof; (v) the adjudication of such Person insolvent or bankrupt, or the adoption by such Person of a plan of liquidation, (vi) the occurrence of any Change of Control with respect to such Person or (vii) the filing of a certificate of dissolution in respect of the Company with the Secretary of State of the State of Minnesota; in any of cases (i) through (vi) above, in a single transaction or series of related transactions.

     "Material Adverse Change" shall mean, with respect to the Company (a) the
      -----------------------
failure of the company to generate revenues of at least $5,000,000 in the fourth fiscal quarter of 1999; (b) Company Operating Losses in excess of $1,250,000 in the fourth fiscal quarter of 1999; (c) a material breach by the Company of any contract with Ryder; (d) any acceleration of the indebtedness under Company's existing subordinated notes; (e) the filing of any bankruptcy proceeding with the consent of the Company or the filing against the Company of an involuntary bankruptcy or insolvency petition; (f) any litigation against the Company or formal, written threat of litigation against the Company involving an amount in excess of $1,000,000; (g) any litigation filed against the Company seeking to enjoin, or obtain damages for, the infringement of the intellectual property or patent rights to any third party, or (h) binding, accepted and credit- approved orders for fewer than 50 units of the Series 5000 on normal terms and conditions (including delivery within 60 days and price not less than expected price previously disclosed to Purchaser) are received by the Company in connection with the Ryder RCRC Program prior to December 31, 1999.

     "Material Adverse Effect" means, with respect to the Company, any effect or
      -----------------------
change, as the case may be, that individually or in the aggregate is material and adverse to the business, financial condition, results of operations or prospects of the Company.

     "Material Agreements" has the meaning set forth in Section 2.08 hereof.
      -------------------                               ------------

     "Parity Securities" means any class or series of capital stock which ranks
      -----------------
on a parity with the Series B Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Company.

     "Operating Losses" shall mean, for any period, the amount of operating
      --------- ------
losses for such period, if any, determined in accordance with generally accepted accounting principles applied in a manner consistent with the application of such principles in periods prior to 1999, provided that the impact of any expenses directly attributable to the Management Services Agreement or revenues or expenses directly attributable to (a) any reversal of prior inventory, warranty or other reserves, (b) any sale of assets (other than inventory in the ordinary course), and (c) any business acquired by the Company after the date hereof through merger, acquisition of securities, acquisition of assets or otherwise, in each case, shall be excluded from the determination of operating losses pursuant to this sentence.

     "Person" shall mean an individual, corporation, trust, partnership, joint
      ------
venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

     "Purchaser" has the meaning set forth in the preamble hereto, but in the
      ---------
event Purchaser distributes Series B Shares, it shall mean any holder of Series B Shares.

     "Release" means and includes any spilling, leaking, pumping, pouring,
      -------
emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Materials, and otherwise as defined in any Environmental Law.

     "SEC" has the meaning set forth in Section 2.05 hereof.
      ---                               ------------

     "Senior Securities" means any class or series of capital stock which ranks
      -----------------
senior to the Series B Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Company.

     "Series B Preferred Stock" has the meaning set forth in the Recitals
      ------------------------
hereto.

     "Series B Shares" has the meaning set forth in the Recitals hereto.
      ---------------

     "Supervoting Securities" means any class or series of the Company's Capital
      ----------------------
Stock the holders of which have the right to cast more than one vote per share and/or have the right to elect one or more members of the Board of Directors, voting as a class or series.

     "Taxes" has the meaning set forth in Section 2.20 hereof.
      -----                               ------------

     "Transaction Documents" has the meaning set forth in Section 2.01(a)
      ---------------------                               ---------------
hereof.

     "Warrant" has the meaning set forth in the Recitals hereto.
      -------

     "Warrant Shares" has the meaning set forth in Section 1.04 hereof.
      --------------                               ------------

                                 *  *  *  *  *

                        (Signatures on following page)

               [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, the Company and Purchaser have executed this Securities Purchase Agreement as of the day and year first above written.


COMPANY:                FIELDWORKS, INC.,
                        a Minnesota corporation


                        By: /s/ David G. Mell
                        Name:   David G. Mell
                        Title:  President & CEO


PURCHASER:              INDUSTRIAL-WORKS HOLDING CORP.,
                        a Delaware corporation


                        By: /s/ Michael E. Johnson
                        Name:   Michael E. Johnson
                        Title:  President

                                   EXHIBIT A

Form of Certificate of Designation for Series B Convertible Participating
                                Preferred Stock

                         CERTIFICATE OF DESIGNATION OF
                           SERIES OF PREFERRED STOCK

                           FIELDWORKS, INCORPORATED

                           STATEMENT OF DESIGNATION
                                      OF
                      RIGHTS, PREFERENCES AND LIMITATIONS
                                      OF
              SERIES B CONVERTIBLE PARTICIPATING PREFERRED STOCK


     The undersigned hereby certifies that the following resolutions establishing the Series B Convertible Participating Preferred Stock of Fieldworks, Incorporated, a Minnesota corporation (the "Company"), pursuant to
Section 302A.401 of the Minnesota Business Corporation Act were duly adopted by the Board of Directors of the Company on November __, ____:

     WHEREAS, the Board of Directors believes that it is in the best interests of the Company to create a class of preferred stock designated as the Series B Convertible Participating Preferred Stock.

     RESOLVED, that the Resolution Establishing the Series, Setting Forth the Designation and Fixing the Relative Rights and Preferences of Series B Convertible Participating Preferred Stock, attached hereto as Exhibit A, is
                                                                   ---------
     hereby adopted.

     FURTHER RESOLVED, that the officers of the Company are authorized and directed to prepare, execute, acknowledge and file such Certificate of Designation with the Secretary of State of Minnesota.

     IN WITNESS WHEREOF, the undersigned, the President and Chief Executive Officer of the Company, being duly authorized on behalf of the corporation, has executed this document the ___ day of _____________, _____.

                                                FIELDWORKS, INCORPORATED


                                        By:____________________________________
                                          [Name]_______________________________
                                          President and Chief Executive Officer

                                                                       Exhibit A
                                                                       ---------

                           FIELDWORKS, INCORPORATED

                      RESOLUTION ESTABLISHING THE SERIES,
                   SETTING FORTH THE DESIGNATION AND FIXING
                    THE RELATIVE RIGHTS AND PREFERENCES OF
               SERIES B CONVERTIBLE PATICIPATING PREFERRED STOCK

     Pursuant to the powers expressly granted to the Board of Directors of Fieldworks, Incorporated, a Minnesota corporation (the "Company"), by the provisions of the Articles of Incorporation of the Company and Chapter 302A of the Minnesota Business Corporation Act, the Board of Directors of the Company duly established by written action of the Board of Directors a series of shares consisting of 4,250,000 shares, with the designation of the series and the relative rights and preferences of the series as follows:

     1.  Designation.  The designation of the series of shares is Series B
         -----------
Convertible Participating Preferred Stock (the "Series B Shares") and the number of shares of such series is 4,250,000.

     2.  Dividends.  Dividends shall be payable on the Series B Shares out of
         ---------
funds legally available for the declaration of dividends only if and when declared by the Board of Directors. In no event shall any dividend be paid or declared, nor shall any distribution be made, on the Common Stock, unless the holders of the Series B Shares shall have consented thereto and shall participate in such dividend on a pro rata basis with the holders of Common Stock, counting the Series B Shares on an as-if-converted basis.

     3.  Liquidation Preference. In the event of any liquidation, the holders of
         ----------------------
the Series B Shares then outstanding shall be entitled to receive out of the assets of the Company, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock or any other class of shares of preferred stock of the Company ranking junior to the Series B Shares with respect to payments upon Liquidation (such preferred stock hereinafter called "Junior Liquidation Stock"), and junior to any such distribution to the holders of any class of shares of the Company ranking senior to the Series B Shares in such respect, an amount equal to $1.00 per share plus any accrued and unpaid dividends thereon for each Series B Share (the "preferred amount"). Following any distribution of assets or surplus funds of the Company to the holders of any outstanding series of Junior Liquidation Stock, the remainder of any such assets or, surplus funds shall be distributed to the holders of the Common Stock until each holder shall have received an amount per share equal to the preferred amount. Thereafter, any remaining assets or funds shall be distributed pro rata to the holders of the Common Stock and the holders of the Series

B Preferred Stock, counting Series B Shares on an as-if-converted basis. If upon the occurrence of any Liquidation, the assets and funds of the Company available for the distribution to its shareholders shall be insufficient to pay the holders of the Series B Shares the full preferred amount to which they shall be entitled, the holders of the Series B Shares shall share ratably in any distribution of such assets and surplus funds in proportion to the Series B Shares held by them.

     4.  Voting Rights. Each holder of record of Series B Shares shall be
         -------------
entitled to notice of and to attend all meetings of the shareholders of the Company and shall be entitled at each such meeting to a number of votes for each Series B Share held equal to the number of shares of Common Stock into which each share of Series B Shares is then convertible. Each holder of Common Stock shall have one vote on all matters submitted to the shareholders for each share of Common Stock standing in the name of such holder on the books of the Company. Except as otherwise provided in this Section 4 and in Section 5, and except as otherwise required by agreement or law, the holders of the Series B Shares and the holders of Common Stock of the Company shall vote as a single class on all matters submitted to the shareholders.

     5.  Special Voting Rights for Directors.
         -----------------------------------

         (a) Other than as provided in paragraphs (b) and (c) below of this
Section 5, the number of directors of the Company shall be fixed at seven (7).

         (b) So long as any Series B Shares remain outstanding, the holders of the Series B Shares shall have the right, voting as a class, to elect three (3) directors of the Company, and shall have the right under the circumstances described in paragraph (c) below, voting as a class, to elect two (2) additional directors of the Company (each such director, a "Series B Director"). Such
                                                 -----------------
holders shall have the exclusive right to (i) terminate any Series B Director during his or her term of office, with or without cause; and (ii) to fill any vacancy among the Series B Directors.

         (c) The holders of the Series B Shares, acting by a majority vote, shall have the right to compel the Company to take all necessary action to increase the number of directors from seven (7) to nine (9), and the right to appoint two (2) additional directors to fill the vacancies created by such increase, upon the occurrence of any one or more of the following (each a "Triggering Event"):

               (i) the Company incurs operating losses in excess of $1,000,000 for the fourth quarter of 1999;

               (ii) the Company incurs operating losses in excess of $100,000 for the first quarter of 2000;

               (iii) the Company incurs an operating loss in any amount for the second quarter of 2000;

               (iv) the Company achieves operating income of less than $200,000 in the third quarter of 2000;

               (v) the Company achieves operating income of less than $400,000 in the fourth quarter of 2000;

               (vi) the Company achieves operating income of less than $600,000 in the first quarter of 2001;

               (vii) the Company achieves operating income of less than $800,000 in the second quarter of 2001; or

               (viii) the Company achieves operating income of less than $1,000,000 in any quarter commencing with the third quarter of 2001.

          (d) As used in this Section 5, "operating income" and "operating losses" shall mean, for any period, the amount of operating income or losses for such period, if any, determined in accordance with generally accepted accounting principles applied in a manner consistent with the application of such principles in periods prior to 1999, provided that the impact of any expenses directly attributable to the Management Services Agreement, dated November __, 1999, between the Company and Glenmount, LLC and revenues or expenses directly attributable to (a) any reversal of prior inventory, warranty or other reserves,
(b) any sale of assets (other than inventory in the ordinary course), and (c) any business acquired by the Company after the date hereof through merger, acquisition of securities, acquisition of assets or otherwise, in each case, shall be excluded from the determination of operating income or operating losses pursuant to this sentence.

          (e) This right of the holders of the Series B Shares to name two additional directors shall lapse, and the number of Company directors shall reduce to seven, if, six months after the election of two additional Series B directors, the holders of the Series B shares have not exercised the conversion rights granted in Section 7 below.

     6.   Protective Provisions. The Company shall not take any of the following
          ---------------------
actions without the prior affirmative written consent of the holders of at least two-thirds (2/3) of the Series B Shares:

          (a) alter, change or amend (by merger or otherwise) any of the rights, preferences or privileges of the Series B Shares;

          (b) other than as provided in Section 5(c) hereof, amend, restate, alter, modify or repeal (by merger or otherwise) the Articles of Incorporation or the Bylaws of the Company, including, without limitation, amending, restating, modifying or repealing (by merger or otherwise) (i) any certificate of designation or preferences (as in effect from time to time) relating to any series of preferred stock or (ii) any of the rights, preferences and privileges of any other class of capital stock, or the terms or provisions of any option or convertible security;

          (c) (i) create, authorize or issue any securities or shares of any such class or series of securities which rank senior to or on parity with the Series B Shares; (ii) create, authorize or issue any securities or shares of any such class or series of securities the holders of which have the right to cast more than one vote per share, and/or have the right, voting as a class or series, to elect one or more members of the Board of Directors; (iii) create, authorize or issue any securities or shares of any such class or series of securities convertible into, or exercisable, redeemable or exchangeable for, shares of any of the foregoing; (iv) increase or decrease the authorized number of shares of any of the foregoing; or (v) increase or decrease the authorized number of Series B Shares;

          (d) (i) initiate or suffer to exist any Liquidation Event with respect to the Company, (ii) enter into any merger or consolidation with any other Person that results in the holders of the Company's capital stock immediately prior to such transaction owning less than fifty percent (50%) of the voting power of the successor entity's capital stock after such transaction or (iii) otherwise discontinue or dispose of more than ten percent (10%) of the assets of the business of the Company, taken as a whole. For purposes of this Section 6, "Liquidation Event" shall mean any of the following events: (i) the commencement by the Company of a voluntary case under the bankruptcy laws of the United States, as now or hereafter in effect, or the commencement of an involuntary case against the Company, which petition shall not be opposed within fifteen (15) days or be dismissed within sixty (60) days after commencement thereof; (ii) the appointment of a custodian for, or the taking charge by a custodian of, all or substantially all of the property of the Company; (iii) the commencement by the Company or on its behalf or with its consent of any proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect; (iv) the commencement by anyone without the Company's consent of any proceeding of the type set forth in the preceding clause (iii) which is not controverted within fifteen (15) days thereof and dismissed within sixty (60) days after the commencement thereof; (v) the adjudication of the Company as insolvent or bankrupt, or the adoption by the Company of a plan of liquidation, (vi) the occurrence of any Change of Control; or (vii) the filing of a certificate of dissolution on behalf of the Company with the Secretary of State of the State of Minnesota; in any of cases (i) through (vi) above, in a single transaction or series of related transactions. For purposes of this
     Section 6(d), a "Change of Control" shall be deemed to have occurred upon
     (i) the consummation of a tender for or purchase of more than fifty percent (50%) of the Company's Common Stock by a third party other than the holder of a majority of the Series B Stock, in a single transaction or series of related transactions, or (ii) any other transaction such that the shareholders of the Company immediately prior to the consummation of such transaction possess less than fifty percent (50%) of the voting securities of the surviving or continuing entity immediately after the transaction, in a single transaction or a series of related transactions unless such transactions have been approved by the vote of all Series B Directors.

          (e) initiate or suffer to exist any recapitalization of the Company, or reclassify any authorized capital stock of the Company into any other class or series of Capital Stock of the Company;

          (f)  redeem any shares of the Company's capital stock;

          (g) (i) acquire, in one or a series of transactions, any equity ownership interest, by way of merger or otherwise, in any Person, or any asset or assets of any Person, where the aggregate consideration payable in connection with such acquisition (including, without limitation, cash consideration, the fair market value of any securities and the net present value of any deferred consideration) is at least $1,000,000, or (ii) make any capital expenditures in excess of $500,000 individually or $1,000,000 for any fiscal year;

          (h) change the number of directors of the Company to a number other than seven (7), or, under the circumstances in Section 5(c), nine (9), or the manner in which the directors are selected, except as set forth in
     Section 5(c) hereof;

          (i) make any material change in the nature of its business as conducted on the date the Series B Shares are issued, or fail to conduct its business in the ordinary course consistent with past practice;

          (j) sell, transfer, convey, lease or dispose of, outside the ordinary course of business, any material assets or properties of the Company, whether now or hereafter acquired, in any transaction or transactions that call for payments in excess of $500,000;

          (k)  establish or purchase any subsidiary;

          (l) enter into any agreements, transactions or leases not in the ordinary course of the Company's business as conducted on the date hereof that call for payments in excess of $250,000;

          (m) incur any new or additional indebtedness which exceeds $500,000, provided that this clause (m) shall not prohibit the extension, renewal, amendment or refinancing (including refinancings with other lenders) of the Company's existing credit facility with Spectrum Commercial Services, a division of Lyon Financial Services, Inc. on terms no more restrictive than those contained in the General Credit and Security Agreement dated November 19, 1998 as amended on August 20,1999, (except that interest rate "spreads" may increase by no more than 50 basis points over prime and principal amounts advanced against accounts receivable or inventory (but no other amounts of principal) may increase or decrease provided that advance rates are no greater than those currently in effect);

          (n) other than as set forth in an annual compensation plan approved by the Series B Directors, increase management compensation with respect to any Person in an amount greater than ten percent (10%) in any single fiscal year (including without limitation by issuance of warrants, options or other contingent compensation), or hire any employee whose annual compensation will exceed $125,000; or

          (o) except for transactions on customary and reasonable terms, enter into any transaction with (i) any Affiliate of the Company, (ii) any employee of the Company, (iii) any holder of more than five percent (5%) of the outstanding capital stock of any class or series of capital stock of the Company, (iv) any member of the immediate family of any Person set forth in clauses (i), (ii) and (iii) above, or (v) any corporation, partnership, trust or other entity in which any Person set forth in clauses
     (i), (ii), (iii) or (iv) above, or member of the family of any such Person, is a director, officer, trustee, partner or holder of more than five percent (5%) of the outstanding capital stock thereof. For purposes of this Agreement, the members of the "immediate family" of any Person shall consist of the spouse, parents, children, siblings, mothers-and fathers-in-law, sons-and daughters-in-law, and brothers-and sisters-in-law of such Person.

     7.   Conversion Rights.
          -----------------

          (a)  At Option of Holders.  Holders of Series B Shares may, at their
               --------------------
option, upon surrender of the certificates therefor, convert any or all of their Series B Shares into fully paid and nonassessable shares of Common Stock at any time. The right of holders of Series B Shares to convert their shares shall be exercised by surrendering for such purpose to the Company or any transfer agent for the Series B Shares, and at such other office or offices, if any, as the Board of Directors may designate, certificates representing the Series B Shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. Upon the surrender of certificates representing the Series B Shares to be converted, the person converting such shares shall be deemed to be the holder of record of the Common Stock (and such other securities and property as the holders of Series B Shares may be entitled to upon the conversion thereof, as hereinafter provided) issuable upon such conversion, and all rights with respect to the Series B Shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets receivable upon such conversion as herein provided.

          (b)  Conversion Rate/Conversion Price.  In addition to the adjustments
               --------------------------------
required by Section 7(e) and 7(f), the conversion of Series B Shares into Common Stock shall be governed by the following: Series B Shares shall be convertible into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) as shall be determined by multiplying the "Conversion Rate," determined as hereinafter provided, in effect at the time of conversion by the product of (i) the number of shares of Series B Shares to be converted and (ii) the "Initial Conversion Price" applicable to the shares of Series B Shares being converted (as hereinafter defined) and dividing the product of such multiplication by the "Conversion Price" applicable to the Series B Shares being converted, determined as hereinafter provided, in effect at the time of conversion and making any adjustments required by Section 7(e) hereof. The conversion rate shall initially be one and shall be adjusted from time to time as provided in Section 7(e) (such conversion rate, as so adjusted from time to time, being referred to herein as the "Conversion Rate"). The "Initial Conversion Price" for the Series B Shares shall be the price per Series B Share paid to the company upon the issuance thereof. The conversion price for Series B Shares shall initially be equal to the Initial Conversion Price and shall be adjusted from time to time as provided in Section 7(f) (the conversion price for Series B Shares, as so adjusted from time to time, being herein referred to as the "Conversion Price" applicable to such Series B Shares).

          (c)  Reservation of Shares.  A number of shares of authorized but
               ---------------------
unissued Common Stock of the Company sufficient to provide for the conversion of all of the Series B Shares outstanding upon the basis herein provided ("Conversion Common Stock") shall at all times be reserved by the Company, free from preemptive rights, for such conversion. If the Company shall issue any securities or make any change in its capital structure that would change the number of shares of Common Stock into which each Series B Share shall be convertible as herein provided, the Company shall at the same time also make proper provision so that thereafter there shall be a sufficient number of additional shares of capital stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series B Shares on the new basis. The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Series B Shares and shall list such shares on any national securities exchange on which the Common

Stock is listed or have such shares admitted for quotation on the Nasdaq National or Small Cap Market if the Common Stock is admitted for quotation thereon.

          (d)  Fractional Shares.  No fractional shares of Common Stock shall be
               -----------------
issued upon the conversion of Series B Shares but, in lieu of any fraction of a share of Common Stock that would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Company shall pay in cash an amount equal to the product of (a) the "Closing Price" (as defined in the next sentence) of a share of Common Stock on the last trading day before the relevant conversion date and (b) such fraction of a share. The "Closing Price" for each day shall be the last reported sale price regular way or, in case no sale takes place on such day, the average of the closing bid and asked prices regular way on such day, in either case as reported on the New York Stock Exchange Composite Tape, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on the Nasdaq National or Small Cap Market, or, if the Common Stock is not admitted for quotation on the Nasdaq National or Small Cap Market, the average of the high bid and low asked prices on such day as recorded by the National Association of Securities Dealers, Inc. through Nasdaq, or, if the National Association of Securities Dealers, Inc. through Nasdaq shall not have reported any bid and asked prices for the Common Stock on such day, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Company for such purpose, or, if no such bid and asked prices can be obtained from any such firm, the fair market value of one share of the Common Stock on such day as determined in good faith by the Board of Directors of the Company.

          (e) Conversion Rate Adjustments.  Subject to Section 7(f) hereof, if
              ---------------------------
the Company shall (A) subdivide its outstanding Common Stock into a greater number of shares, (B) combine the shares of its outstanding Common Stock into a smaller number of shares or (C) declare a dividend upon its shares of Common Stock payable in shares of Common Stock, then in each such case the Conversion Rate in effect immediately prior thereto shall be proportionately adjusted so that the holder of any shares of any Series B Shares thereafter surrendered for conversion shall be entitled to receive, to the extent permitted by applicable law, the number and kind of shares of capital stock of the Company that such holder would have owned or have been entitled to receive after the happening of such event had such Series B Shares been converted immediately prior to the record date for such event (or if no record date is established in connection with such event, the effective date for such action). An adjustment pursuant to this Section 7(e) shall become effective immediately after the record date in the case of a stock dividend or distribution, or immediately after the effective date in the case of a subdivision, combination or reclassification.

          (f) Conversion Price Adjustments.  With respect to Series B Shares, if
              ----------------------------
and whenever the Company shall issue or sell any shares of its Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock ("Convertible Securities") for a consideration per share (in the case of the sale of any Convertible Securities, the amount, if any, payable for such Convertible Security and upon the exercise or conversion thereof (and/or upon the exercise or conversion of the securities receivable upon such exercise or conversion) for each share of Common Stock receivable thereby shall be included in determining such consideration per share) less than the Conversion Price applicable to the Series B Shares, in effect immediately prior to the time of such issuance or sale, then, forthwith upon such issuance or sale, such higher Conversion Price(s) for the Series B Shares shall be reduced to a price (calculated to the nearest tenth of a cent) determined by dividing (x) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by such higher Conversion Price plus (B) the aggregate consideration, if any, received or receivable by
      ----
the Company for the shares of Common Stock issued or issuable upon the exercise of any issued Convertible Security (and/or upon the exercise or conversion of the security receivable upon such exercise or conversion), by (y) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (B) the number of shares of
                                           ----
Common Stock thus issued or sold or receivable upon the exercise or conversion of the Convertible Securities (or the securities receivable upon the exercise or conversion of such Securities). If any Convertible Securities taken into account in any such adjustment of a Conversion Price subsequently expire without exercise, such Conversion Price shall be recomputed to eliminate the effect of
such expired Convertible Securities.   However, no adjustment pursuant to this
Section 7(f) shall be required upon the issuance of shares of Common Stock upon conversion of any shares of preferred stock, including the Series B Shares, outstanding prior to such issuance or sale or upon the exercise of options available under the 1996 Directors Stock Option Plan or the 1999 Long-term Incentive Plan of the Company as in effect prior to November 1, 1999.

          (g) Consolidations, Mergers, Sales of Assets, Reclassifications and
              ---------------------------------------------------------------
Certain Dividends.  In case of any (A) consolidation or merger of the Company
-----------------
with any other company (other than the merger of a subsidiary of the Company into the Company in a transaction in which the Company is the surviving corporation and the outstanding shares of capital stock of the Company are not exchanged for or converted into any other securities, cash or other property),
(B) sale or transfer of all or substantially all of the assets of the Company for cash, securities or other property, (C) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, or (D) issuance of any shares of the Company's capital stock in connection with a reclassification of the Common Stock, the Company shall, prior to or at the time of such transaction, make appropriate provision or cause appropriate provision to be made so that the holders of each Series B Share then outstanding shall have the right thereafter to receive the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, share exchange or reclassification by a holder of the number of shares of Common Stock into which such Series B Shares could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, share exchange or reclassification. If in connection with any such consolidation, merger, sale, transfer, share exchange or reclassification, each holder Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Company shall provide or cause to be provided to each holder of Series B Shares the right to elect the securities, cash or other assets into which the Series B Shares held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made and the effect of failing to exercise the election).

          (h)  Rounding. All calculations hereunder, unless otherwise specified,
               --------
shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

          (i)  Notices.  Whenever the Conversion Rate or a Conversion Price is
               -------
adjusted as herein provided, the Company shall give prompt notice by mail to the holders of the outstanding Series B Shares of such adjustment, which notice shall set forth the adjustment and the new Conversion Rate or Conversion Price. Notwithstanding the foregoing, failure by the Company to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Company.

          (j)  Common Stock Defined.  As used herein, the term "Common Stock"
               --------------------
shall mean and include the presently authorized Common Stock of the Company and shall also include any capital stock of any class of the Company (other than the Series B Shares) hereafter authorized which shall have the right to vote on all matters submitted to the shareholders of the Company and shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the occurrence of any Liquidation Event of the Company.

     8.  Preemptive Rights.  If Company offers to sell its common stock,
         -----------------
securities convertible into common stock, or any other debt (excluding debt securities issued to banks or other financial institutions) or equity securities other than the issuance of options or shares to employees, directors and consultants which have been approved by the Series B Directors (the "Additional Securities") it will first offer to the holders of the Series B Shares, or, if applicable, Conversion Common Stock the right to purchase a portion of the Additional Securities such that such holders' aggregate percentage ownership of the Company on a fully diluted basis ("Purchasers' Percentage") will be unchanged. The offer shall set forth the number of shares to be sold, the price, and material terms and conditions.

The right of the holders to purchase in the aggregate Additional Securities up to but not more than the Purchaser's Percentage may be exercised as follows:

          (a) the Company shall provide each holder with written notice of the number of securities to be issued and the cash price therefor;

          (b) each holder shall have the right to purchase that percentage of such securities equal to the ratio that the number of shares of Conversion Common Stock held by such holder bears to the total number of shares of Conversion Common Stock held by all holders;

          (c) second, if not all holders elect to purchase their pro rata share, then as to the excess of the amount of Purchaser's Percentage over the shares taken by holders electing to purchase their pro rata part (such excess to be referred to as the "Unsubscribed Shares"), the holders who do so elect shall be offered the right to acquire pro rata among themselves based on their holdings of Conversion Common Stock; and

          (d) if after such offer, any of the Unsubscribed Shares remain unsold, as to such unsold Unsubscribed Shares, as the holders who agreed to purchase their pro rata part of the Unsubscribed Shares may agree, all within thirty (30) days of notice by the Company of such proposed issuance.

          The Company may, within thirty (30) days, sell the remaining securities not to be purchased by the holders to third parties on the terms and conditions set forth in the offer delivered to holders, and the holders shall be required to deliver the consideration to Company for the securities being purchased by the holders at the same time such third parties are required to deliver their consideration to Company.

          Notwithstanding anything in this Section 8 to the contrary, the holders' rights under this Section 8 shall not apply to (i) the securities of the Company outstanding immediately prior to the issuance of the initial Series B Shares; (ii) shares of common stock issued in connection with any stock split, stock dividends or recapitalization of Company or upon conversion of the Series B Shares; (iv) any borrowings, direct or indirect from financial institutions by the Company, whether or not presently authorized, evidenced by any type of debt instrument with no equity features; (v) securities issued pursuant to an effective registration statement filed with the SEC in connection with a registered public offering; (vi) equity securities issued to a financial institution in connection with any lease financing or debt financing of the Company approved by a two-thirds (2/3) vote of the Board of Directors; or (vii) any transaction in which all directors of the Company elect for this Section 8 not to apply.

                                   EXHIBIT B

                    Form of Warrant to Purchase Common Stock

                                                                    Exhibit B to
                                                   Securities Purchase Agreement


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS. ACCORDINGLY, THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT (i) AN OPINION OF COUNSEL SATISFACTORY TO FIELDWORKS, INCORPORATED THAT SUCH SALE, TRANSFER OR OTHER DISPOSITION MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR (ii) SUCH REGISTRATION.

                            FIELDWORKS, INCORPORATED

                                    WARRANT
                                  TO PURCHASE
                             SHARES OF COMMON STOCK


     For value received, in consideration of the execution and delivery of the Securities Purchase Agreement between the issuer of this Warrant and Industrial-Works Holding Corp., a Delaware corporation ("Purchaser") dated November __, 1999 ("Securities Purchase Agreement"), Purchaser and its successors or assigns ("Holder"), is entitled to purchase from FieldWorks, Incorporated, a Minnesota corporation (the "Company'), up to 500,000 fully paid and nonassessable shares of the Company's common stock, $.001 par value per share or such greater or lesser number of such shares as may be determined by application of the anti-dilution provisions of this Warrant, at the price of One Dollar $1.00 per share (the "Warrant Exercise Price").

     This Warrant may be exercised, with respect to all 500,000 shares, upon the seventh (7/th/) anniversary of the date of this Warrant (the "Seventh Anniversary Date"), provided, however, that the exercise of this Warrant may be accelerated, with respect to a portion of the shares, under the following circumstances:

          (a) This Warrant may be exercised with respect to 167,000 shares (as adjusted pursuant to Section 4(b) of this Warrant) after the closing price of the Company's common stock averages $2.50 for five (5) consecutive trading days, and will remain exercisable with respect to such shares for a period of three
(3) years following such
acceleration, but shall no longer be exercisable with respect to such shares if not exercised within such three-year period, or, if sooner, prior to the Seventh Anniversary Date.

          (b) This Warrant may be exercised with respect to an additional 167,000 shares (as adjusted pursuant to Section 4(b) of this Warrant) after the closing price of the Company's common stock averages $3.75 for five (5) consecutive trading days, and will remain exercisable with respect to such shares for a period of three (3) years following such acceleration, but shall no longer be exercisable with respect to such shares if not exercised within such three-year period or, if sooner, prior to the Seventh Anniversary Date.

          (c) This Warrant may be exercised with respect to the remaining 166,000 shares (as adjusted pursuant to Section 4(b) of this Warrant) after the closing price of the Company's common stock averages $5.00 for five (5) consecutive trading days, and will remain exercisable with respect to such shares for a period of three (3) years following such acceleration, but shall no longer be exercisable with respect to such shares if not exercised within such three-year period or, if sooner, prior to the Seventh Anniversary Date.


     This Warrant is subject to the following terms and conditions:

     1.   Exercise.  The rights represented by this Warrant may be exercised by
          --------
the Holder, in whole or in part, by written election, in the form set forth below, by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company, and by payment to it by cash, certified check or bank draft of the Warrant Exercise Price for the shares to be purchased. The shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant has been exercised by payment to the Company of the Warrant Exercise Price. Certificates for the shares of stock so purchased, bearing the restrictive legend set forth at the end of this Warrant, shall be delivered to Holder within fifteen (15) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new warrant representing the number of shares, if any, with respect to which this Warrant remains exercisable shall also be delivered to Holder hereof within such time. No fractional shares shall be issued upon any exercise of this Warrant.

     2.   "Cashless" Exercise.  At Holder's option, all or any portion of the
          -------------------
Warrant Exercise Price may be paid by surrendering a portion of the shares issuable upon exercise of this Warrant. The value of the shares so surrendered shall be the closing price of the Company's common stock on the date of Holder's notice of exercise.

     3.   Shares.  All shares that may be issued upon the exercise of the rights
          ------
represented by this Warrant shall, upon issuance, be duly authorized and issued, fully paid and nonassessable shares. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of its common stock to provide for the exercise of the rights represented by this Warrant.

     4.   Adjustment.  The Warrant Exercise Price shall be subject to adjustment
          ----------
from time to time as hereinafter provided in this Section 4:

          (a) If the Company at any time divides the outstanding shares of its common stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its common stock are combined into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such common share.

          (b) If any stock dividend, capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company's common stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such common stock, then, as a condition of such stock dividend, reorganization, reclassification, consolidation, merger or sale, Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the common stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to the Holder if Holder had exercised this Warrant and had received such shares of common stock immediately prior to such stock dividend, reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to Holder at the last address of Holder appearing on the books of the Company the obligation to deliver to Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, Holder may be entitled to purchase.

          (c) If and whenever the Company shall (1) issue or sell any shares of its common stock for a per-share consideration less than the Warrant Exercise Price in effect immediately prior to the time of such issuance or sale, (2) issue or sell any warrants, options or other rights to acquire shares of its common stock at a purchase price less than the Exercise Price in effect immediately prior to the time of such issuance or sale, or (3) issue or sell any other securities that are convertible into shares of its common stock for a purchase or exchange price less than the Warrant Exercise Price in effect immediately prior to the time of such issuance or sale (except for the issuance or sale of shares of the Company's common stock pursuant to stock option plans, stock purchase plans or other employee stock incentive programs adopted by the Company's Board of Directors, or pursuant to business acquisition or lease financing transactions), then, upon such issuance or sale, the Warrant Exercise Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (A) an amount equal to the sum of (1) the number of shares of the Company's common stock outstanding immediately prior to such issue or sale multiplied by the then existing Warrant Exercise Price and (2) the consideration, if any, received by the Company upon such issue or sale plus the consideration to be received by the Company upon the exercise of such stock purchase rights by (B) an amount equal to the sum of (1) the number of shares of its common stock outstanding immediately prior to such issue or sale and (2) the number of its shares of common stock thus issued or sold or issuable or saleable upon the exercise of such purchase rights or the conversion of such convertible securities; provided, however, that in the event that any such purchase right expires or is terminated prior to the exercise of this Warrant, the Warrant Exercise Price shall be recalculated by deleting such purchase right and provided further that if an adjustment is made to the Warrant Exercise Price as a result of the issuance or sale of any such purchase rights or convertible securities, no further adjustment shall be made to the Warrant Exercise Price at the time such purchase rights are exercised or convertible securities are converted.

          (d) Upon any adjustment of the Warrant Exercise Price, Holder shall thereafter be entitled to purchase, at the Warrant Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

          (e) Upon any adjustment of the warrant exercise price, the Company shall give written notice thereof to Holder, stating the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     5.   No Rights as Shareholder.  This Warrant shall not entitle Holder to
          ------------------------
any voting rights or other rights as a shareholder of the Company.

     6.   Registration Rights.  Holder shall be entitled to certain demand
          -------------------
registration rights and also entitled to participate in any registered offering of shares of the Company's common stock. Holder's participation in any such offering shall be in accordance with the procedures, and subject to the limitations, set forth on Exhibit A to this Warrant.

     7.   Transfer.  This Warrant and all rights hereunder are transferable, in
          --------
whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed to any person or entity who represents in writing that such person or entity is acquiring the Warrant for investment and without any view to the sale or other distribution thereof. Each holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

     8.   Notices.  All demands and notices to be given hereunder shall be
          -------
delivered or sent by first class mail, postage prepaid; in the case of the Company, addressed to its corporate headquarters, Attention: Chief Financial Officer, 7631 Anagram Drive, Eden Prairie, MN 55344, until a new address shall have been substituted by like notice; and in the case of Holder, addressed to Holder at the address written below, until a new address shall have been substituted by like notice.

[The remainder of this page intentionally is left blank, signature page follows]

                          [SIGNATURE PAGE TO WARRANT]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and delivered by a duly authorized officer.



Dated:  ______________, 2000



                                                  FIELDWORKS, INCORPORATED



                                                  By ___________________________
                                                       Chief Financial Officer



Name and Address of Holder:

Industrial-Works Holding Corp.
19200 Von Karman Avenue, Suite 400
Irvine, California 92612

                            RESTRICTION ON TRANSFER


     The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement or exemption from registration under the foregoing laws. Accordingly, the shares represented by this certificate may not be sold, transferred or otherwise disposed of without (i) an opinion of counsel satisfactory to FieldWorks, Incorporated that such sale, transfer or other disposition may lawfully be made without registration under the Securities Act of 1933 and applicable state securities laws or (ii) such registration.

                                WARRANT EXERCISE

               (To be signed only upon exercise of this Warrant)


     The undersigned, the Holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase right represented by such warrant for, and to purchase thereunder, _________ shares of common stock of FieldWorks, Incorporated, to which such warrant relates and herewith makes payment of [$________] therefor in cash, certified check or bank draft and requests that the certificates for such shares be issued in the name of, and be delivered to ______________, whose address is set forth below the signature of the undersigned.


Dated:  __________________


                                          _________________________________
                                          Signature


If shares are to be issued other          Social Security or other Tax
than to Holder:                           Identification No.

__________________________________        __________________________________

__________________________________

__________________________________

__________________________________
Please print present name and address

                               WARRANT ASSIGNMENT

               (To be signed only upon transfer of this Warrant)


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________ the right represented by the foregoing warrant to purchase the shares of common stock of FieldWorks, Incorporated, and appoints _____________ attorney to transfer such right on the books of FieldWorks, Incorporated, with full power of substitution in the premises.

Dated: __________________


                                 ________________________________
                                 Signature

______________________________   Social Security or other Tax Identification No.

______________________________   ____________________________________________

______________________________
Please print present name and address

                                   EXHIBIT A
                                      TO
                                    WARRANT
                                   ISSUED BY
                           FIELDWORKS, INCORPORATED

                              Registration Rights
                              -------------------

     1.   Definitions.  As used in this Exhibit A, the following terms shall
          -----------
have the following respective meanings:

          "Company" means FieldWorks, Incorporated, a Minnesota corporation.

          "Common Stock Equivalents" shall mean, with respect to any Eligible Holder as of any applicable date of determination, a sum equal to (i) the number of shares of Common Stock owned by such Eligible Holder as of such date of determination plus (ii) with respect to any shares of Series B Preferred Stock owned by such Eligible Holder, the number of shares of Common Stock issued or issuable upon conversion of such Series B Preferred Stock issued or issuable upon conversion as of the date of determination, and (iii) with respect to the Warrant owned by such Eligible Holder, the number of shares of Common Stock issued or issuable upon exercise of such Warrant as of the date of determination (in each case, whether or not such Series B Preferred Stock or Warrant is so converted or exercised).

          "Eligible Holders" means each of Industrial-Works Holding Corp. and any Person to whom it transfers any Registrable Securities, or any of their respective Permitted Transferees.

          "Holder" means (i) any person owning of record Registrable Securities that have not been sold to the public or (ii) any transferee of record of such Registrable Securities in accordance with Section 7 of the Warrant or Section
6.10 of the Securities Purchase Agreement.

          "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          "Registrable Securities" means (i) Common Stock of the Company issued or issuable upon exercise of the Warrants or on conversion of shares of Series B Preferred Stock, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any Warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144, or sold in a private transaction in which the transferor's rights under this Exhibit A is are not
                                                        ---------
assigned.

          "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (i) are then issued and outstanding or (ii) are issuable pursuant to then exercisable or convertible securities.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "SEC" or "Commission" means the United States Securities and Exchange Commission.

          "Securities Purchase Agreement" shall mean the Agreement dated November __, 1999 pursuant to which the Series B Preferred Stock was sold to Industrial-Works Holding Corp.

          "Series B Preferred Stock" shall mean the Series B Convertible Participating Preferred Stock of the Company.

          "Warrant" shall mean the Warrant to purchase common stock issued by the Company in connection with the execution and delivery of the Securities Purchase Agreement.

     2.   Demand Registrations
          --------------------

          (a) Timing Of Demand Registrations; Required Threshold.
              --------------------------------------------------

          At any time after the first anniversary of this Agreement, any Eligible Holder owning at least one million five hundred thousand (1,500,000) Common Stock Equivalents (as such number may be equitably adjusted from time to time to reflect any stock split, stock dividend, recapitalization, reclassification, consolidation or the like) may request (such Person, the "Initiating Holder") that the Company file a Registration Statement under the Securities Act on an appropriate form with respect to at least fifty percent (50%) of the Registrable Securities owned by such Initiating Holder (which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the SEC to be filed herewith) covering the shares of Registrable Securities that are the subject of such request and the Company shall file such a Registration Statement.

          (b) Number of Demand Registrations.
              ------------------------------

          The Company shall be obligated to prepare, file and cause to become effective pursuant to this Section 2 no more than two (2) Registration Statements in the aggregate pursuant to Section 2(a) above for the Eligible Holders; provided, however, that a Registration Statement shall not be counted as one of the two (2) Demand Registrations hereunder unless it becomes effective and is maintained effective in accordance with the requirements specified in
Section 6(a); provided, further, that if there is an underwriter's cutback pursuant to Section 2(e) with respect to the second request for registration initiated by an Eligible Holder, such requested registration shall not be deemed to be a requested registration for purposes of the limitation to two (2) Demand Registrations pursuant to this Section 2(b).

          (c)  Deferral by Company.
               -------------------

          Notwithstanding anything in this Section 2 to the contrary, the Company shall not be obligated to prepare, file and cause to become effective pursuant to this Section 2 a Registration Statement if within five (5) days of receipt of a request for a Demand Registration the Company furnishes to the Initiating Holder a certificate signed by the Chief Executive Officer of the Company that, in the good faith judgment of the Board of Directors, it would be detrimental in any material respect to the Company and its shareholders for the Company to comply with the Demand Registration, and it is therefore essential to defer the filing of the Registration Statement relating thereto. Any such deferral shall be for a period of not more than six (6) months after the Company's receipt of the Initiating Holder's written request for registration pursuant to this Section 2; provided, however, that the Company may not exercise this right more than once with respect to a Demand Registration and that any requested registration deferred, and not ultimately effected, by the Company pursuant to the provisions of this Section 2(c) shall thereafter not be deemed to be a requested registration for purposes of the limitation to two (2) Demand Registrations pursuant to Section 2(a) above.

          (d)  Participation.
               -------------

          The Company shall promptly give written notice to all other Eligible Holders upon receipt of a request for a Demand Registration pursuant to Section 2(a) above. Such other Eligible Holders may, by written notice to the Company and the Initiating Holder, within thirty (30) business days of the Company's notice, elect to join in a request for a Demand Registration pursuant to Section 2(a) above, with respect to any number of shares of Registrable Securities owned by such Eligible Holder. The Registrable Securities of the other Eligible Holders being offered in such Demand Registration shall be treated pari passu with the Registrable Securities being offered by the Initiating Holder for all purposes including "underwriter's cutbacks" under subsection (e) of this Section and any such request by an Eligible Holder shall not be treated as either a request by such Eligible Holder for a

Piggyback Registration under Section 3 or as a request by such Eligible Holder for a Demand Registration under this Section 2. The Company shall include in such Demand Registration such shares of Registrable Securities for which it has received written requests to register such shares within thirty (30) days after such written notice has been given, provided that all the Registrable Securities for which the Initiating Holder and the other Eligible Holders have requested registration shall be covered by such registration statement before any other securities are included.

          In addition, the Company shall promptly give written notice to all eligible Holders upon receipt of a request for a demand registration by any Person (such Person, the "Initiating Person") pursuant to any other registration rights agreement with the Company (whether such other registration rights agreement is entered into before or after the date hereof). Each Eligible Holder may, by written notice to the Company, within thirty (30) business days of the Company's notice, elect to request a Demand Registration pursuant to Section 2(a) above, with respect to any shares of Registrable Securities owned by such Eligible Holder. The Registrable Securities of the Eligible Holders being offered in such Demand Registration shall be treated pari passu with the registrable securities being offered by the Initiating Person for all purposes including "underwriter's cutbacks" and any such request by an Eligible Holder shall not be treated as either a request by such Eligible Holder for a Piggyback Registration under Section 3 or as a request by such Eligible Holder for a Demand Registration under this Section 2. Further, the selection of the managing underwriter and the underwriters for the demand registration requested by the Initiating Person shall be subject to the approval of a majority in interest of the Eligible Holders participating in any underwritten offering. The Company shall include in such demand registration such shares of Registrable Securities for which it has received written requests to register such shares within thirty
(30) days after such written notice has been given, provided that all the Registrable Securities for which the Initiating Person and the Eligible Holders have requested registration shall be covered by such registration statement before any other securities are included.

          (e)  Underwriter's Cutback.
               ---------------------

          If the public offering of Registrable Securities is to be underwritten and, in the good faith judgment of the managing underwriter, the inclusion of all the Registrable Securities requested to be registered hereunder would interfere with the successful marketing of such shares of Registrable Securities, the number of shares of Registrable Securities to be included shall be reduced and the number of shares to be included in the underwriting or registration shall be allocated first among the Eligible Holders pro rata upon the basis of the number of shares of Registrable Securities sought to be offered by the Eligible Holders pursuant to such Demand Registration and any remainder shall be allocated among the Company and the other persons entitled to incidental registrations pro rata upon the basis of the number of shares of Registrable Securities sought to be registered thereby. If a person who has requested inclusion in such Demand Registration does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holder, and the securities owned by such person(s) shall be withdrawn from registration (the "Withdrawn Securities").

          If there are any Withdrawn Securities as a result of an Underwriter's Cutback, then the Company shall offer to those persons who have retained rights to include securities in the Demand Registration the right to include additional securities in the registration in an aggregate amount equal to the number of Withdrawn Securities that would have been included in the Demand Registration after giving effect to the Underwriter's Cutback had such securities not been withdrawn, with such shares to be allocated among such persons in accordance with the allocation of rights set forth in this paragraph (e).

          (f)  Managing Underwriter.
               --------------------

          The managing underwriter or underwriters of any Underwritten Offering covered by a Demand Registration shall be selected by a majority in interest of the Eligible Holders participating in such Underwritten Offering and shall be reasonably acceptable to the Company. The right of any other Holders joining in a request for registration as provided in Section 2(d) above to registration pursuant to this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting on the same terms as those of the Initiating Holder (unless otherwise mutually agreed by a majority in interest of the Eligible Holders participating in such registration and such Holder with respect to such participation and inclusion).

     3.   Piggyback Registrations
          -----------------------

          (a)  Participation.
               -------------

          Each time the Company decides to file a Registration Statement under the Securities Act (other than registrations on Forms S-4 or S-8 or any successor form thereto, and other than a Demand Registration or a demand registration by an Initiating Person) covering the offer and sale by it or any of its security holders of any of its securities for money, the Company shall give written notice thereof to all Eligible Holders. The Company shall include in such Registration Statement such shares of Registrable Securities for which it has received a written request from any Eligible Holder to register such shares within twenty (20) days after such written notice has been given. If the Registration Statement is to cover an Underwritten Offering, such Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

          (b)  Underwriter's Cutback.
               ---------------------

          Subject to the requirements of Section 12 hereof, if in the good faith judgment of the managing underwriter of such offering the inclusion of all of the shares of Registrable Securities and any other Common Stock requested to be registered would interfere with the successful marketing of such shares, then the number of shares of Registrable Securities and other Common Stock to be included in the offering shall be reduced, with the participation in such offering to be in the following order of priority: (1) first, the shares of Common Stock which the Company proposes to sell for its own account, (2) second, the shares of Registrable Securities of all Eligible Holders requested to be included, and (3) third, any other shares of Common Stock requested to be included. Any necessary allocation among the Holders of shares within each of the foregoing groups shall be pro rata among such Holders requesting such registration based upon the number of shares of Common Stock and Registrable Securities owned by such Holders.

          (c)  Company Control.
               ---------------

          The Company may decline to file a Registration Statement after giving notice to Eligible Holders pursuant to Section 3(a) above, or withdraw a Registration Statement after filing and after such notice, but prior to the effectiveness thereof; provided that the Company shall promptly notify each Eligible Holder in writing of any such action and provided further that the Company shall bear all expenses incurred by each Eligible Holder or otherwise in connection with such withdrawn Registration Statement.

     4.   Registration on Form S-3
          ------------------------

          (a) Right to Request Registrations on Form S-3.
              ------------------------------------------

          After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Agreement, the Eligible Holders shall have the right to request registrations on Form S-3 or any comparable or successor form. Each such request shall be in writing and shall state the anticipated number of shares of Registrable Securities to be disposed of and the anticipated gross proceeds of such shares, and the intended methods of disposition of such shares by such Eligible Holder or Eligible Holders, including whether such resales are to be made on a delayed or continuous basis pursuant to Rule 415. The Company shall not be obligated to effect any registration pursuant to this Section 4 if (i) the Eligible Holders propose to sell Registrable Securities representing less than fifteen percent (15% ) of the shares of the Registrable Securities then held by all Eligible Holders or (ii) the circumstances described in Section 2(c) shall apply (but subject to the limitations set forth therein).

          (b) Application of Certain Provisions.
              ---------------------------------

          If the registration is for an Underwritten Offering, the provisions of Sections 2(d) and 2(f) hereof shall also apply to such registration, except the Company may not include any shares for its own account.

     5.   Hold-back Agreements
          --------------------

          (a) By Holders of Registrable Securities.
              ------------------------------------

          Upon the written request of the managing underwriter of any Underwritten Offering of the Company's securities, a Holder of Registrable Securities shall not sell or otherwise dispose of any Registrable Securities (other than those included in such registration) without the prior written consent of such managing underwriter for a period (not to exceed thirty (30) days before the effective date and one hundred twenty (120) days thereafter) that such managing underwriter reasonably determines is necessary in order to effect the Underwritten Offering; provided that each of the officers and directors of the Company, and each Holder of more than one percent (1%) of the Common Stock of the Company, shall have entered into substantially similar holdback agreements with such managing underwriter covering at least the same period.

          (b)  By the Company and Others.
               -------------------------

          The Company agrees:

               (1) not to effect any public or private sale or distribution of any of its equity securities during the 30-day period prior to, and during the 120-day period after, the effective date of each Underwritten Offering made pursuant to a Demand Registration or a Piggyback Registration, if so requested in writing by the managing underwriter (except as part of such Underwritten Offering, pursuant to registrations on Forms S-4 or S-8 or any successor forms thereto), and

               (2) not to issue any Equity Securities other than for sale in a registered public offering unless each of the Persons to which such securities are issued has entered a written agreement binding on its transferees not to effect any public sale or distribution of such securities during such 130-day period, including without limitation a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Registration, if and to the extent permitted hereunder).

     6.   Registration Procedures
          -----------------------

          If and whenever the Company is required to register Registrable Securities pursuant to this Agreement, the Company will use all commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof and will as expeditiously as practicable:

          (a) prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such Registration Statement to become effective and remain continuously effective until the date that is the earlier to occur of (i) the date six months from the date such Registration Statement was declared effective, and (ii) the date the last of the Registrable Securities covered by such Registration Statement have been sold, provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to Holders of Registrable Securities covered by such Registration Statement and the underwriters, if any, draft copies of all such documents proposed to be filed, which documents will be subject to the review of each Eligible Holder and such underwriters, and the Company shall not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the Eligible Holders or the underwriters, if any, shall reasonably object;

          (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by any underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

          (c) promptly notify the selling Holders of Registrable Securities and the managing underwriter, if any, and (if requested by any such Person) confirm such advice in writing,

               (1) when the Prospectus or any supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

               (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

               (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

               (4) if at any time the representations and warranties of the Company contemplated by clause (1) of paragraph (o) below cease to be accurate in all material respects,

               (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

               (6) of the existence of any fact which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing a misstatement;

          (d) make all commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest practicable time;

          (e) unless the Company objects in writing on reasonable grounds, if requested by the managing underwriter or any Eligible Holder holding more than twenty-five percent (25%) of the Registrable Securities then outstanding, as promptly as practicable incorporate in a supplement or post-effective amendment such information as the managing underwriter and such Eligible Holder agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; and make all required filings of such supplement or post-effective amendment as soon as notified of the matters to be incorporated in such supplement or post-effective amendment;

          (f) only with respect to Demand Registrations, promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to each of the Eligible Holders and to the managing underwriter, if any, and make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for each Eligible Holder or underwriters may reasonably request;

          (g) furnish to each selling Holder of Registrable Securities and the managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (h) deliver to each Eligible Holder and the underwriters, if any, without charge, as many copies of each Prospectus (and each preliminary prospectus) as such Persons may reasonably request (the Company hereby consenting to the use of each such Prospectus (or preliminary prospectus) by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus (or preliminary prospectus));

          (i) prior to any public offering of Registrable Securities, use all commercially reasonable efforts to register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as such underwriters may designate in writing and do anything else necessary or advisable to enable from a legal perspective the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

          (j) cooperate with the selling Holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriter may request at least three business days prior to any sale of Registrable Securities to the underwriters;

          (k) use all commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

          (l) if the Registration Statement or the Prospectus contains a misstatement, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain a misstatement;

          (m) use all commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on any national securities exchange on which the Company's securities are listed or authorized for quotation on Nasdaq, if requested by any Eligible Holder or the managing underwriter, if any; provided, however, that the payment of any required listing or other fee shall always be deemed to be "commercially reasonable" for purposes of this Section 6(m);

          (n) provide a CUSIP number for all Registrable Securities not later than the effective date of the Registration Statement;

          (o) enter into such agreements (including an underwriting agreement) and do anything else reasonably necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not the registration is an Underwritten Registration:

               (1) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to holders and underwriters, respectively, in similar Underwritten Offerings;

               (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter, if any, and each Eligible Holder) addressed to each selling Holder and the underwriter, if any, covering the matters customarily covered in opinions delivered to holders and underwriters, respectively, in similar Underwritten Offerings and such other matters as may be reasonably requested by any Eligible Holder or such underwriters;

               (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to holders and underwriters, respectively, in connection with similar Underwritten Offerings;

               (4) if an underwriting agreement is entered into, cause the same to include customary indemnification and contribution provisions and procedures with respect to such underwriters; and

               (5) deliver such documents and certificates as may be reasonably requested by any Eligible Holder and the managing underwriter, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The above shall be done at each closing under such underwriting or similar agreement or as and to the extent otherwise reasonably requested by any Eligible Holder;

          (p) make available for inspection by representatives of any Eligible Holder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the sellers or any such underwriter, all financial and other records and pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller or underwriter in connection with the Registration; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order; and

          (q) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC relating to such Registration, and make generally available to its security holders earnings statements satisfying the provisions of Section 12(a) of the Securities Act, no later than forty-five (45) days after the end of any 12-month period (or ninety (90) days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an Underwritten Offering, or, if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month period.

     7.   Registration Expenses
          ---------------------

          (a) Demand Registrations and S-3 Registrations.
              ------------------------------------------

          The Company shall bear all Expenses incurred in connection with any Demand Registrations, S-3 Registrations or any Registrations which do not become or are not maintained effective in accordance with the requirements specified in
Section 6(a), including expenses and fees of one counsel for all Holders. Notwithstanding the foregoing, the Underwriters' Commissions related or attributable to Registrable Securities sold or incurred in connection with a Demand Registration or S-3 Registration that becomes effective shall be shared by the Holders of the Registrable Securities whose Registrable Securities are included in such Registration, pro rata, in accordance with the aggregate amount of Registrable Securities sold by such Holders.

          (b)  Piggyback Registrations.
               -----------------------

          The Company shall bear all Registration Expenses incurred in connection with any Piggyback Registrations, including expenses and fees of one counsel for all Holders, except that each Holder of the Registrable Securities whose Registrable Securities are included in such Registration shall pay its pro rata share of the Underwriters' Commissions related or attributable to Registrable Securities sold or incurred in such Registration, in accordance with the amount of Registrable Securities sold by all such Holders.

          (c)  Company Expenses.
               ----------------

          The Company also will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with any listing of the securities to be registered on a securities exchange, and the fees and expenses of any Person, including special experts, retained by the Company.

     8.   Termination of Registration Rights.  A Holder's registration rights
          ----------------------------------
under this Exhibit A shall terminate and be of no further force and effect if
           ---------
all the Registrable Securities held by and issuable to such Holder may be sold under Rule 144 during any ninety (90) day period.

                                   EXHIBIT C

                     Form of Management Services Agreement

                  [TO BE PUT ON THE LETTERHEAD OF FIELDWORKS]


Glenmount, LLC
Suite 400
19200 Von Karman Avenue
Irvine, California 92612-8512


     Re:  Management Services Agreement

Gentlemen:

     Fieldworks, Incorporated ("Fieldworks") hereby engages you to perform advisory and consulting services to Fieldworks for a period of one-year commencing upon the date of this Agreement.

     1.   Scope of Primary Services.  The primary services to be provided by you
          -------------------------
          consist of active and continuing support to FieldWorks' management in identifying, developing and executing all major strategic, acquisition, operational and financial opportunities for FieldWorks.

          a. During the initial three months of this Agreement, you will arrange for Robert Forbes to provide these primary services for at least 16 days per month, unless you and we agree to a different schedule. During this initial three-month period, you agree that these services will be provided on-site at our facilities, off-site for meetings with existing or prospective vendors or customers, or at another mutually agreed location.

          b. Following the initial three months of this Agreement, you shall determine, in consultation with our board of directors, which of your personnel shall be assigned to provide these primary services. Further, we agree that, following the initial three month period of this Agreement, such services are not expected to consume more than five man-days per month and such services may be provided from such locations as you determine.

     2.   Compensation for Primary Services.  For the primary services described
          ---------------------------------
          above, we will pay you (a) $10,000 on the date hereof, (b) $10,000 within 30 days after the date hereof, (c) $10,000 within 60 days after the date hereof, and (d) $200,000 simultaneously with the closing of the transactions contemplated by the Securities Purchase Agreement of even date herewith, between Industrial-Works Holding Corp., a Delaware corporation (the "Securities Purchase Agreement").

     3.   Reimbursement of Expenses. We agree to reimburse or pay directly your
          -------------------------
          reasonable expenses, including travel, hotel or boarding charges, meals and other items customarily reimbursed to outside advisors or consultants. Such expenses, if not paid directly by Fieldworks at your request, shall be paid to you within five business days of submission of an itemized invoice evidencing your payment of such expenses.

     4.   Additional Services and Compensation. In addition to the primary
          ------------------------------------
          services and related compensation described above, we agree that you will be entitled to additional compensation if, for example, at our request (a) any of your employees or representatives (in addition to Robert Forbes) provide substantial services to us during the initial three-month period of this Agreement, or (b) Robert Forbes or any other employees or representatives provide more than five man-days of services per month following the initial three-month period of this Agreement. If such additional services do not arise in connection with any such transaction, you shall be entitled to such additional compensation as shall be negotiated at the time such services are rendered.

     5.   Investment Banking Services. Further, if you perform additional
          ---------------------------
          services to initiate a merger, acquisition, disposition, joint venture, financing or other similar transaction or expend substantial time on any such transaction initiated by others, you shall be entitled to receive additional fees of the type customarily received by investment bankers on terms satisfactory to the Board of Directors in its reasonable discretion.

     6.   Term.  The term of this Agreement shall be for a period of one year
          ----
          commencing on the date hereof. Prior to the expiration of this Agreement, FieldWorks and you shall negotiate the terms and conditions upon which this Agreement may be renewed, subject to approval by the members of our board of directors not nominated by the holders of Series B Preferred Stock. If the Securities Purchase Agreement is terminated, then this Agreement shall immediately terminate. Notwithstanding any termination, (x) we will immediately pay you the amounts identified in clauses (a), (b) and (c) of paragraph 2 above (to the extent such amounts have not previously been paid), (y) the indemnity provisions of paragraph 6 below shall survive plus (z) you shall be paid$100,000 if the Securities Purchase Agreement is terminated upon a failure of the Company's shareholders to approve the transactions it contemplates,.

     7.   Insurance and Indemnity.  We agree during the term of this Agreement
          -----------------------
          to carry directors' and officers' insurance in an amount not less than $5 million to include you and your designated persons as additional insureds, to the extent our insurance company will permit us to treat your assigned persons as consultants. In addition, we hereby agree to the indemnity provisions set forth on Exhibit A to this Agreement.

     Please countersign this Agreement in the place indicated below to confirm your acceptance of an agreement to the terms stated in this letter.

                         Very truly yours,

                         FIELDWORKS INCORPORATED


                         By____________________________________
                           President and Chief Executive Officer


CONFIRMED AND ACCEPTED

By Glenmount, LLC


By _________________________
   Managing Director

                              ADDENDUM A


     In connection with the engagement described in the foregoing letter agreement to which this Addendum A is attached, Fieldworks, Incorporated ("Company") agrees to indemnify and hold harmless Glenmount, LLC ("Glenmount") and each of its officers, directors, representatives, agents, employees and controlling persons (within the meaning of the Securities Act of 1933, as amended) against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) related to or arising out of this engagement, and will reimburse Glenmount and each other person indemnified hereunder for all legal and other expenses as incurred in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding whether or not in connection with pending or threatened litigation in which Glenmount or any of other person indemnified hereunder is a party; provided, however, that
                                                      --------  -------
the Company will not be liable in any such case (except cases arising out of the use of information provided by any Company) for losses, claims, damages, liabilities or expenses arising from the gross negligence or willful misconduct of Glenmount or the party claiming a right to indemnification.

     In case any proceeding shall be instituted involving any person in respect of whom indemnity may be sought, such person (the "Indemnified Party") shall promptly notify the Company, and the Company, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Company may designate in such proceeding and shall pay as incurred the fees and expenses of such counsel related to such proceedings. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel at its own expense, except that the Company shall pay as incurred the fees and expenses of counsel retained by the Indemnified Party in the event that (i) the Company and the Indemnified Party shall have mutually agreed to the retention of such counsel or, (ii) the named parties to any such proceeding (including any impleaded parties) include the Company and the Indemnified Party and representation of such parties by the same counsel would be inappropriate, in the reasonable opinion of the Indemnified Party, due to actual or potential differing interests between them.

     The Company shall not be liable for any settlement of any proceeding effected without its written consent. In addition, the Company will not, without the prior written consent of Glenmount, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not Glenmount or any Indemnified Party is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of Glenmount and each other Indemnified Party hereunder from all liability arising out of such claim, action, suit or proceeding.

                                   EXHIBIT D

               Form of Voting and Transfer Restriction Agreement

                               VOTING AGREEMENT


     This VOTING AGREEMENT (this "Agreement") is entered into as of this ____ day of _____________, 1999, by and among Fieldworks, Incorporated, a Minnesota corporation ("Company"), and those persons listed on Exhibit "A" hereto [need list of officers, directors and affiliates that are shareholders and will execute this document] (collectively, the "Shareholders"), and, for the purpose of enforcing its rights under this Agreement pursuant to the Minnesota Business Corporation Act, Industrial-Works Holding Corp., a Delaware corporation ("Purchaser").

                                  WITNESSETH:

     WHEREAS, the Company has entered into that certain Securities Purchase Agreement dated as of November 20, 1999 (the "Purchase Agreement"), pursuant to which the Company will issue to Purchaser 4,250,000 shares of the Company's Series B Participating Preferred Stock ("Series B Stock"), which is convertible into an equal number of shares of the Company's common stock (the "Company Common Stock"), and warrants to purchase 500,000 shares of Company Common Stock, in exchange for the consideration set forth in the Purchase Agreement;

     WHEREAS, the Company and the Shareholders are entering into this Agreement in order to fulfill the obligations of the Company pursuant to Section 5.01 of the Purchase Agreement;

     WHEREAS, the Shareholders believe that the terms of this Agreement, and the transactions contemplated by the Purchase Agreement, are in the best interests of both the Company and the Shareholders, and the Company and the Shareholders will benefit substantially from the performance of the transactions and obligations thereunder:

     NOW, THEREFORE, as an inducement to Purchaser to enter into and to perform its obligations under the Purchase Agreement, and in consideration of the benefits to be realized by both the Company and the Shareholders from such performance, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with Section 302A.455 of the Minnesota Business Corporation Act, the parties hereto agree as follows:

     1.   Voting.   Each Shareholder agrees that:
          ------

          a. He, she or it shall vote or cause to be voted (or give a written consent with respect to) all of his, her, or its shares of Company Common Stock in favor of the Purchase Agreement and all transactions contemplated thereby.

          b. For a period of three (3) years following the closing of the transactions contemplated by the Purchase Agreement, at any special or annual meeting of Company stockholders at which directors of the Company are to be elected, or in connection with a solicitation of consents through which directors of the Company are to be elected, he, she or it shall vote or cause to be voted (or give a written consent with respect to) all of his, her, or its shares of Company Common Stock (i) in favor of the election to the board of directors of the nominees favored by Purchaser, and (ii) against any nominees opposed by Purchaser, with respect to the three (3) or five (5) directors, whichever is the number of directors Purchaser may elect pursuant to its rights as a holder of Series B Stock.

     2.   Restrictions on Transfer of Company Common Stock.   Each Shareholder
          ------------------------------------------------
agrees that he, she, or it will not transfer, sell, assign, or otherwise dispose of, in whole or in part, the shares of Company Common Stock held by him, her, or it on or prior to March 20, 2000.

     3.   Restrictions on Transfer or Exercise of Options and Warrants.   Each
          ------------------------------------------------------------
Shareholder agrees that he, she, or it will not transfer, sell, assign, or otherwise dispose of, or convert, exercise or attempt to exercise or convert, in whole or in part, any options convertible into, or warrants to purchase, shares of Company Common Stock held by him, her, or it on or prior to March 20, 2000.

     4.   Termination.  This Agreement and the obligations contained herein
          -----------
shall continue in effect for the period commencing on the date hereof and ending at the earliest of (i) [January 31, 2003], (ii) the date, if any, upon which the Purchase Agreement is terminated pursuant to the provisions of Section 6.03(a) or (b) thereof, or (iii) the date, if any, upon which the Purchaser and all parties hereto mutually agree to terminate the obligations and rights of the parties hereunder.

     5.   Miscellaneous.
          -------------

          a.   Additional Representations.  Each Shareholder represents and
               --------------------------
warrants that (i) he, she or it has the requisite power and authority to enter into and perform this Agreement; and (ii) the performance of this Agreement by such Shareholder will not require him, her or it to obtain the consent, waiver or approval of any person and will not, to the best of his, her or its knowledge, violate, result in a breach of or constitute a default under any statute, regulation, agreement, judgment, consent, decree or restriction by which he, she or it is bound.

          b.   Severability.  If any term, provision, covenant or restriction of
               ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this

Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          c.   Amendments and Modification.  This Agreement may not be modified,
               ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto. Notwithstanding the foregoing, this Agreement may not be amended without the written consent of Purchaser.

          d.   Equitable Relief.  Each Shareholder agrees that if he, she, or it
               ----------------
fails to perform his, her or its obligations under this Agreement for any reason, then Purchaser shall be entitled to specific performance and injunctive or other equitable relief, and each Shareholder hereby further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any injunctive or other equitable relief. This provision is without prejudice to any other rights that Purchaser may have against such Shareholder for any failure to perform his, her or its obligations under this Agreement.

          e.   Governing Law.  This Agreement and the legal relations between
               -------------
the parties hereto arising from this Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without reference to or application of any conflicts of law principles.

          f.   Entire Agreement.  This Agreement contains the entire agreement
               ----------------
and understanding of the parties hereto in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matters.

          g.   Counterparts.  This Agreement may be executed in multiple
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

          h.   Binding Effect.  During the term of this Agreement, the rights
               --------------
and obligations of the parties hereto shall inure to the benefit of and be binding upon the parties and all transferees, assigns, and successors of the Shareholders with respect to shares of Company Common Stock.

          i.         Capacity.  The shareholders are executing this Agreement in
                     --------
their capacity as shareholders, and not in their capacity as directors or officers, and, without limiting their obligations as shareholders, nothing herein shall limit their actions or require any actions in any director or officer capacity.


                            [Signature Page Follows]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first written above.



                                                    FIELDWORKS,  INCORPORATED
                                                    -------------------------


                                                 By:___________________________

                                                 Its:__________________________



                                                  By:___________________________
                                                    [Name of Shareholder]



                                                  INDUSTRIAL-WORKS HOLDING CORP.


                                                  By:___________________________

                                                 Its:___________________________

                                   EXHIBIT E

                     Form of Opinion of Counsel to Company

                                   EXHIBIT E

                      FORM OF OPINION (COMPANY'S COUNSEL)
                      -----------------------------------



          1. Company is duly incorporated, validly existing and in good standing under the laws of the State of Minnesota with corporate power and authority to conduct its business as it is presently conducted, to own and lease its properties and assets and to execute and deliver the Transaction Documents [to be the Securities Purchase Agreement (the "Purchase Agreement") and all documents required thereby] and perform its obligations thereunder.

          2. Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which (i) such qualification is necessary under applicable law as a result of its conduct of business and (ii) the failure to be so qualified would have a Material Adverse Effect.

          3. Each of the Transaction Documents has been duly authorized, executed and delivered by Company and is a valid and binding obligation of Company, enforceable against Company in accordance with its terms.

          4. The Company has taken action to reserve 500,000 shares of Common Stock for future issuance in connection with the exercise of the Warrant. The offer and sale of the Warrant to Purchaser pursuant to the terms of the Purchase Agreement are exempt from the registration requirements of the Securities Exchange Act of 1933 (the "Securities Act"). The issuance to Purchaser of the Warrant Shares in accordance with the terms of the Warrant will be exempt from such registration and qualification requirements.

          5. Neither the execution and delivery by Company of the Transaction Documents nor the performance of its obligations thereunder will (a) result in the violation of (i) any federal or Minnesota statute or regulation applicable to Company or (ii) any order or decree known to us of any court or governmental authority binding upon Company or its property, (b) conflict with Company's Articles of Incorporation or Bylaws or (c) result in a default or in creation of a lien under any indenture, loan agreement or other agreement known to us by which Company is bound.

          6. No registration with or approval by any federal or state governmental agency is required of Company in connection with the execution and delivery or the performance of the Transaction Documents to which it is a party.

          7. The authorized capital stock of Company consists of 30,000,000 shares of Common Stock, $0.001 par value per share ("Company Common Stock"), of which 8,894,426 shares are issued and outstanding, and 5,000,000 shares of preferred stock, of which 4,250,000 shares have been designated Series B Convertible Preferred Stock (the "Series B Stock").

          8. The Series B Stock has been validly authorized, and the delivery by Company to Purchaser at Closing of the certificates representing the Series B Stock, upon payment in accordance with the Purchase Agreement, conveys and transfers to Purchaser, good, complete and marketable title to all Series B Stock of Company, free and clear of restrictions or conditions to transfer or assignment and free and clear of all defects of title or Encumbrances. The offer and sale of the Series B Stock to the Purchaser pursuant to the terms of the Purchase Agreement are exempt from the registration requirements of the Securities Act, and the Series B Stock has been issued in compliance with the securities laws of the State of Minnesota and all other applicable state securities laws.

          9. The Company has taken action to reserve 4,250,000 shares of Common Stock for future issuance in connection with the conversion of the Series
B Stock.   The issuance to Purchaser of Common Stock in connection with such conversion will be exempt from the registration and qualification requirements of the Securities Act.

          10. Except as set forth [in Schedule 2.07 to the Purchase Agreement], we are not acting as counsel for Company or any shareholder of Company in any pending litigation in which Company or any shareholder is a party, and we have not had referred to us by Company or any shareholder for legal advice or legal representation any matter that we believe might be deemed to be overtly threatened litigation in which Company or any shareholder may become a party.

          This opinion is provided to you by us as special counsel to Company in connection with the execution and delivery of the Transaction Documents and is intended solely for your benefit and may not be relied upon by any other person or in connection with any other transactions without our prior written consent; provided, however, that your counsel may rely on each of the foregoing opinions.

                                   EXHIBIT F


                            Form of Breakup Warrant

                                                                    Exhibit F to
                                                   Securities Purchase Agreement


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS. ACCORDINGLY, THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT (i) AN OPINION OF COUNSEL SATISFACTORY TO FIELDWORKS, INCORPORATED THAT SUCH SALE, TRANSFER OR OTHER DISPOSITION MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR (ii) SUCH REGISTRATION.

                           FIELDWORKS, INCORPORATED

                                    WARRANT
                                  TO PURCHASE
                            SHARES OF COMMON STOCK


     For value received, and in consideration of the execution and delivery of the Securities Purchase Agreement between the issuer of this Warrant and Industrial-Works Holding Corp., a Delaware corporation ("Purchaser") dated November 20, 1999 ("Securities Purchase Agreement"), Purchaser and its successors or assigns ("Holder"), is entitled to purchase from FieldWorks, Incorporated, a Minnesota corporation (the "Company'), up to 250,000 fully paid and nonassessable shares of the Company's common stock, $.001 par value per share or such greater or lesser number of such shares as may be determined by application of the anti-dilution provisions of this Warrant, at the price of One Dollar $1.00 per share, subject to adjustment as noted below (the "Warrant Exercise Price").

     This Warrant may be exercised by Holder at any time or from time to time, and shall remain exercisable until the fifth anniversary of the date hereof. This Warrant, and any portion hereof, shall expire if not exercised within such five-year period.

     This Warrant is subject to the following terms and conditions:

     1.   Exercise.  The rights represented by this Warrant may be exercised by
          --------
the Holder, in whole or in part, by written election, in the form set forth below, by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company, and by payment to it by cash, certified check or bank draft of the Warrant Exercise Price for the shares to be purchased. The shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant has been exercised by payment to the Company of the Warrant Exercise Price. Certificates for the shares of stock so purchased, bearing the restrictive legend set forth at the end of this Warrant, shall be delivered to Holder within fifteen (15) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new warrant representing the number of shares, if any, with respect to which this Warrant remains exercisable shall also be delivered to Holder hereof within such time. No fractional shares shall be issued upon any exercise of this Warrant.

     2.   "Cashless" Exercise.  At Holder's option, all or any portion of the
          -------------------
Warrant Exercise Price may be paid by surrendering a portion of the shares issuable upon exercise of this Warrant. The value of the shares so surrendered shall be the closing price of the Company's common stock on the date of Holder's notice of exercise.

     3.   Shares.  All shares that may be issued upon the exercise of the rights
          ------
represented by this Warrant shall, upon issuance, be duly authorized and issued, fully paid and nonassessable shares. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of its common stock to provide for the exercise of the rights represented by this Warrant.

     4.   Adjustment.  The Warrant Exercise Price shall be subject to adjustment
          ----------
from time to time as hereinafter provided in this Section 4:

          (a) If the Company at any time divides the outstanding shares of its common stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its common stock are combined into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such common share.

          (b) If any stock dividend, capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company's common stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such common stock, then, as a condition of such stock dividend, reorganization, reclassification, consolidation, merger or sale, Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the common stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to the Holder if Holder had exercised this Warrant and had received such shares of common stock immediately prior to such stock dividend, reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to Holder at the last address of Holder appearing on the books of the Company the obligation to deliver to Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, Holder may be entitled to purchase.

          (c) If and whenever the Company shall (1) issue or sell any shares of its common stock for a per-share consideration less than the Warrant Exercise Price in effect immediately prior to the time of such issuance or sale, (2) issue or sell any warrants, options or other rights to acquire shares of its common stock at a purchase price less than the Warrant Exercise Price in effect immediately prior to the time of such issuance or sale, or (3) issue or sell any other securities that are convertible into shares of its common stock for a purchase or exchange price less than the Warrant Exercise Price in effect immediately prior to the time of such issuance or sale (except for the issuance or sale of shares of the Company's common stock pursuant to stock option plans, stock purchase plans or other employee stock incentive programs adopted by the Company's Board of Directors, or pursuant to business acquisition or lease financing transactions), then, upon such issuance or sale, the Warrant Exercise Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (A) an amount equal to the sum of (1) the number of shares of the Company's common stock outstanding immediately prior to such issue or sale multiplied by the then existing Warrant Exercise Price and (2) the consideration, if any, received by the Company upon such issue or sale plus the consideration to be received by the Company upon the exercise of such stock purchase rights by (B) an amount equal to the sum of (1) the number of shares of its common stock outstanding immediately prior to such issue or sale and (2) the number of its shares of common stock thus issued or sold or issuable or saleable upon the exercise of such purchase rights or the conversion of such convertible securities; provided, however, that in the event that any such purchase right expires or is terminated prior to the exercise of this Warrant, the Warrant Exercise Price shall be recalculated by deleting such purchase right and provided further that if an adjustment is made to the Warrant Exercise Price as a result of the issuance or sale of any such purchase rights or convertible securities, no further adjustment shall be made to the Warrant Exercise Price at the time such purchase rights are exercised or convertible securities are converted.

          (d) Upon any adjustment of the Warrant Exercise Price, Holder shall thereafter be entitled to purchase, at the Warrant Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

          (e) Upon any adjustment of the warrant exercise price, the Company shall give written notice thereof to Holder, stating the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     5.   No Rights as Shareholder.  This Warrant shall not entitle Holder to
          ------------------------
any voting rights or other rights as a shareholder of the Company.

     6.   Registration Rights.  Holder shall be entitled to certain demand
          -------------------
registration rights and also entitled to participate in any registered offering of shares of the Company's common stock. Holder's participation in any such offering shall be in accordance with the procedures, and subject to the limitations, set forth on Exhibit A to this Warrant.

     7.   Transfer.  This Warrant and all rights hereunder are transferable, in
          --------
whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed to any person or entity who represents in writing that such person or entity is acquiring the Warrant for investment and without any view to the sale or other distribution thereof. Each holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

     8.   Notices.  All demands and notices to be given hereunder shall be
          -------
delivered or sent by first class mail, postage prepaid; in the case of the Company, addressed to its corporate headquarters, Attention: Chief Financial Officer, 7631 Anagram Drive, Eden Prairie, MN 55344, until a new address shall have been substituted by like notice; and in the case of Holder, addressed to Holder at the address written below, until a new address shall have been substituted by like notice.

[The remainder of this page intentionally is left blank, signature page follows]

                          [SIGNATURE PAGE TO WARRANT]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and delivered by a duly authorized officer.



Dated:  ______________, 2000



                                                  FIELDWORKS, INCORPORATED


                                                  By___________________________
                                                       Chief Financial Officer



Name and Address of Holder:

Industrial-Works Holding Corp.
19200 Von Karman Avenue, Suite 400
Irvine, California 92612

                            RESTRICTION ON TRANSFER


     The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement or exemption from registration under the foregoing laws. Accordingly, the shares represented by this certificate may not be sold, transferred or otherwise disposed of without (i) an opinion of counsel satisfactory to FieldWorks, Incorporated that such sale, transfer or other disposition may lawfully be made without registration under the Securities Act of 1933 and applicable state securities laws or (ii) such registration.

                                WARRANT EXERCISE

               (To be signed only upon exercise of this Warrant)


     The undersigned, the Holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase right represented by such warrant for, and to purchase thereunder, _________ shares of common stock of FieldWorks, Incorporated, to which such warrant relates and herewith makes payment of [$________] therefor in cash, certified check or bank draft and requests that the certificates for such shares be issued in the name of, and be delivered to ______________, whose address is set forth below the signature of the undersigned.


Dated:  __________________


                                                   _____________________________
                                                   Signature


If shares are to be issued other than to Holder:   Social Security or other Tax
                                                   Identification No.

----------------------------------                 ----------------------------

----------------------------------

----------------------------------

----------------------------------
Please print present name and address

                               WARRANT ASSIGNMENT

               (To be signed only upon transfer of this Warrant)


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________ the right represented by the foregoing warrant to purchase the shares of common stock of FieldWorks, Incorporated, and appoints _____________ attorney to transfer such right on the books of FieldWorks, Incorporated, with full power of substitution in the premises.

Dated: __________________


                                 ____________________________________
                                 Signature


______________________________   Social Security or other Tax Identification No.

______________________________   ____________________________________

______________________________
Please print present name and address

                                   EXHIBIT A
                                       TO
                                    WARRANT
                                   ISSUED BY
                            FIELDWORKS, INCORPORATED

                              Registration Rights
                              -------------------

     1.   Definitions.  As used in this Exhibit A, the following terms shall
          -----------
have the following respective meanings:

          "Company" means FieldWorks, Incorporated, a Minnesota corporation.

          "Common Stock Equivalents" shall mean, with respect to any Eligible Holder as of any applicable date of determination, a sum equal to (i) the number of shares of Common Stock owned by such Eligible Holder as of such date of determination plus (ii) with respect to the Warrant owned by such Eligible Holder, the number of shares of Common Stock issued or issuable upon exercise of such Warrant as of the date of determination (in each case, whether or not such Series B Preferred Stock or Warrant is so converted or exercised).

          "Eligible Holders" means each of Industrial-Works Holding Corp. and any Person to whom it transfers any Registrable Securities, or any of their respective Permitted Transferees.

          "Holder" means (i) any person owning of record Registrable Securities that have not been sold to the public or (ii) any transferee of record of such Registrable Securities in accordance with Section 7 of the Warrant.

          "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          "Registrable Securities" means (i) Common Stock of the Company issued or issuable upon exercise of the Warrants, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any Warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144, or sold in a private transaction in which the transferor's rights under this Exhibit A is are not assigned.
                                   ---------

          "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (i) are then issued and outstanding or (ii) are issuable pursuant to then exercisable or convertible securities.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "SEC" or "Commission" means the United States Securities and Exchange Commission.

          "Securities Purchase Agreement" shall mean the Agreement dated November 20, 1999 between the Company and Industrial-Works Holding Corp.

          "Warrant" shall mean this Warrant to purchase common stock issued by the Company in connection with the termination of the Securities Purchase Agreement.

     2.   Demand Registrations
          --------------------

          (a)  Required Threshold.
               ------------------

          Any Eligible Holder owning at least One Hundred Sixty-Five Thousand (165,000) Common Stock Equivalents (as such number may be equitably adjusted from time to time to reflect any stock split, stock dividend, recapitalization, reclassification, consolidation or the like) may request (such Person, the "Initiating Holder") that the Company file a Registration Statement under the Securities Act on an appropriate form with respect to at least fifty percent (50%) of the Registrable Securities owned by such Initiating Holder (which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the SEC to be filed herewith) covering the shares of Registrable Securities that are the subject of such request and the Company shall file such a Registration Statement.

          (b) Number of Demand Registrations.
              ------------------------------

          The Company shall be obligated to prepare, file and cause to become effective pursuant to this Section 2 only one (1) Registration Statement in the aggregate pursuant to Section 2(a) above for the Eligible Holders; provided, however, that a Registration Statement shall not be counted as the Demand Registration hereunder unless it becomes effective and is maintained effective in accordance with the requirements specified in Section 6(a); provided, further, that if there is an underwriter's cutback pursuant to Section 2(e) with respect to the request for registration initiated by an Eligible Holder, such requested registration shall not be deemed to be the Demand Registration.

          (c)  Deferral by Company.
               -------------------

          Notwithstanding anything in this Section 2 to the contrary, the Company shall not be obligated to prepare, file and cause to become effective pursuant to this Section 2 a Registration Statement if within five (5) days of receipt of a request for a Demand Registration the Company furnishes to the Initiating Holder a certificate signed by the Chief Executive Officer of the Company that, in the good faith judgment of the Board of Directors, it would be detrimental in any material respect to the Company and its shareholders for the Company to comply with the Demand Registration, and it is therefore essential to defer the filing of the Registration Statement relating thereto. Any such deferral shall be for a period of not more than six (6) months after the Company's receipt of the Initiating Holder's written request for registration pursuant to this Section 2; provided, however, that the Company may not exercise this right more than once with respect to the Demand Registration and that any requested registration deferred, and not ultimately effected, by the Company pursuant to the provisions of this Section 2(c) shall thereafter not be deemed to be the Demand Registration for purposes of the Section 2(a) above.

          (d)  Participation.
               -------------

          The Company shall promptly give written notice to all other Eligible Holders upon receipt of a request for a Demand Registration pursuant to Section 2(a) above. Such other Eligible Holders may, by written notice to the Company and the Initiating Holder, within thirty (30) business days of the Company's notice, elect to join in a request for a Demand Registration pursuant to Section 2(a) above, with respect to any number of shares of Registrable Securities owned by such Eligible Holder. The Registrable Securities of the other Eligible Holders being offered in such Demand Registration shall be treated pari passu with the Registrable Securities being offered by the Initiating Holder for all purposes including "underwriter's cutbacks" under subsection (e) of this Section and any such request by an Eligible Holder shall not be treated as either a request by such Eligible Holder for a Piggyback Registration under Section 3 or as a request by such Eligible Holder for a Demand Registration under this
Section 2. The Company shall include in such Demand Registration such shares of Registrable Securities for which it has received written requests to register such shares within thirty (30) days after such written notice has been given, provided that all the Registrable Securities for which the Initiating Holder and the other Eligible Holders have requested registration shall be covered by such registration statement before any other securities are included.

          In addition, the Company shall promptly give written notice to all eligible Holders upon receipt of a request for a demand registration by any Person (such Person, the "Initiating Person") pursuant to any other registration rights agreement with the Company (whether such other registration rights agreement is entered into before or after the date hereof). Each Eligible Holder may, by written notice to the Company, within thirty (30) business days of the Company's notice, elect to request a Demand Registration pursuant to

Section 2(a) above, with respect to any shares of Registrable Securities owned by such Eligible Holder. The Registrable Securities of the Eligible Holders being offered in such Demand Registration shall be treated pari passu with the registrable securities being offered by the Initiating Person for all purposes including "underwriter's cutbacks" and any such request by an Eligible Holder shall not be treated as either a request by such Eligible Holder for a Piggyback Registration under Section 3 or as a request by such Eligible Holder for a Demand Registration under this Section 2. The Company shall include in such demand registration such shares of Registrable Securities for which it has received written requests to register such shares within thirty (30) days after such written notice has been given, provided that all the Registrable Securities for which the Initiating Person and the Eligible Holders have requested registration shall be covered by such registration statement before any other securities are included.

          (e)  Underwriter's Cutback.
               ---------------------

          If the public offering of Registrable Securities is to be underwritten and, in the good faith judgment of the managing underwriter, the inclusion of all the Registrable Securities requested to be registered hereunder would interfere with the successful marketing of such shares of Registrable Securities, the number of shares of Registrable Securities to be included shall be reduced and the number of shares to be included in the underwriting or registration shall be allocated first among the Eligible Holders pro rata upon the basis of the number of shares of Registrable Securities sought to be offered by the Eligible Holders pursuant to such Demand Registration and any remainder shall be allocated among the Company and the other persons entitled to incidental registrations pro rata upon the basis of the number of shares of Registrable Securities sought to be registered thereby. If a person who has requested inclusion in such Demand Registration does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holder, and the securities owned by such person(s) shall be withdrawn from registration (the "Withdrawn Securities").

          If there are any Withdrawn Securities as a result of an Underwriter's Cutback, then the Company shall offer to those persons who have retained rights to include securities in the Demand Registration the right to include additional securities in the registration in an aggregate amount equal to the number of Withdrawn Securities that would have been included in the Demand Registration after giving effect to the Underwriter's Cutback had such securities not been withdrawn, with such shares to be allocated among such persons in accordance with the allocation of rights set forth in this paragraph (e).

          (f)  Managing Underwriter.
               --------------------

          The managing underwriter or underwriters of any Underwritten Offering covered by a Demand Registration shall be selected by a majority in interest of the Eligible Holders participating in such Underwritten Offering and shall be reasonably acceptable to the Company. The right of any other Holders joining in a request for registration as provided in Section 2(d) above to registration pursuant to this
Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting on the same terms as those of the Initiating Holder (unless otherwise mutually agreed by a majority in interest of the Eligible Holders participating in such registration and such Holder with respect to such participation and inclusion).

     3.   Piggyback Registrations
          -----------------------

          (a)  Participation.
               -------------

          Each time the Company decides to file a Registration Statement under the Securities Act (other than registrations on Forms S-4 or S-8 or any successor form thereto, and other than a Demand Registration or a demand registration by an Initiating Person) covering the offer and sale by it or any of its security holders of any of its securities for money, the Company shall give written notice thereof to all Eligible Holders. The Company shall include in such Registration Statement such shares of Registrable Securities for which it has received a written request from any Eligible Holder to register such shares within twenty (20) days after such written notice has been given. If the Registration Statement is to cover an Underwritten Offering, such Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

          (b)  Underwriter's Cutback.
               ---------------------

          Subject to the requirements of Section 12 hereof, if in the good faith judgment of the managing underwriter of such offering the inclusion of all of the shares of Registrable Securities and any other Common Stock requested to be registered would interfere with the successful marketing of such shares, then the number of shares of Registrable Securities and other Common Stock to be included in the offering shall be reduced, with the participation in such offering to be in the following order of priority: (1) first, the shares of Common Stock which the Company proposes to sell for its own account, (2) second, the shares of Registrable Securities of all Eligible Holders requested to be included, and (3) third, any other shares of Common Stock requested to be included. Any necessary allocation among the Holders of shares within each of the foregoing groups shall be pro rata among such Holders requesting such registration based upon the number of shares of Common Stock and Registrable Securities owned by such Holders.

          (c)  Company Control.
               ---------------

          The Company may decline to file a Registration Statement after giving notice to Eligible Holders pursuant to Section 3(a) above, or withdraw a Registration Statement after filing and after such notice, but prior to the effectiveness thereof; provided that the Company shall promptly notify each Eligible Holder in writing of any such action and provided further that the Company shall bear all expenses incurred by each Eligible Holder or otherwise in connection with such withdrawn Registration Statement.

     4.   Registration on Form S-3
          ------------------------

          (a) Right to Request Registrations on Form S-3.
              ------------------------------------------

          After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Agreement, the Eligible Holders shall have the right to request registrations on Form S-3 or any comparable or successor form. Each such request shall be in writing and shall state the anticipated number of shares of Registrable Securities to be disposed of and the anticipated gross proceeds of such shares, and the intended methods of disposition of such shares by such Eligible Holder or Eligible Holders, including whether such resales are to be made on a delayed or continuous basis pursuant to Rule 415. The Company shall not be obligated to effect any registration pursuant to this Section 4 if (i) the Eligible Holders propose to sell Registrable Securities representing less than fifteen percent (15% ) of the shares of the Registrable Securities then held by all Eligible Holders or (ii) the circumstances described in Section 2(c) shall apply (but subject to the limitations set forth therein).

          (b) Application of Certain Provisions.
              ---------------------------------

          If the registration is for an Underwritten Offering, the provisions of Sections 2(d) and 2(f) hereof shall also apply to such registration, except the Company may not include any shares for its own account.

     5.   Hold-back Agreements
          --------------------

          (a) By Holders of Registrable Securities.
              ------------------------------------

          Upon the written request of the managing underwriter of any Underwritten Offering of the Company's securities, a Holder of Registrable Securities shall not sell or otherwise dispose of any Registrable Securities (other than those included in such registration) without the prior written consent of such managing underwriter for a period (not to exceed thirty (30) days before the effective date and one hundred twenty (120) days thereafter) that such managing underwriter reasonably determines is necessary in order to effect the Underwritten Offering; provided that each of the officers and directors of the Company, and each Holder of more than one percent (1%) of the Common Stock of the Company, shall have entered into substantially similar holdback agreements with such managing underwriter covering at least the same period.

          (b)  By the Company and Others.
               -------------------------

          The Company agrees:

               (1) not to effect any public or private sale or distribution of any of its equity securities during the 30-day period prior to, and during the 120-day period after, the effective date of each Underwritten Offering made pursuant to a Demand Registration or a Piggyback Registration, if so requested in writing by the managing underwriter (except as part of such Underwritten Offering, pursuant to registrations on Forms S-4 or S-8 or any successor forms thereto), and

               (2) not to issue any Equity Securities other than for sale in a registered public offering unless each of the Persons to which such securities are issued has entered a written agreement binding on its transferees not to effect any public sale or distribution of such securities during such 130-day period, including without limitation a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Registration, if and to the extent permitted hereunder).

     6.   Registration Procedures
          -----------------------

          If and whenever the Company is required to register Registrable Securities pursuant to this Agreement, the Company will use all commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof and will as expeditiously as practicable:

          (a) prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such Registration Statement to become effective and remain continuously effective until the date that is the earlier to occur of (i) the date six months from the date such Registration Statement was declared effective, and (ii) the date the last of the Registrable Securities covered by such Registration Statement have been sold, provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to Holders of Registrable Securities covered by such Registration Statement and the underwriters, if any, draft copies of all such documents proposed to be filed, which documents will be subject to the review of each Eligible Holder and such underwriters, and the Company shall not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the Eligible Holders or the underwriters, if any, shall reasonably object;

          (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by any underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

          (c) promptly notify the selling Holders of Registrable Securities and the managing underwriter, if any, and (if requested by any such Person) confirm such advice in writing,

              (1) when the Prospectus or any supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

              (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

              (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

              (4) if at any time the representations and warranties of the Company contemplated by clause (1) of paragraph (o) below cease to be accurate in all material respects,

              (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

              (6) of the existence of any fact which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing a misstatement;

          (d) make all commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest practicable time;

          (e) unless the Company objects in writing on reasonable grounds, if requested by the managing underwriter or any Eligible Holder holding more than twenty-five percent (25%) of the Registrable Securities then outstanding, as promptly as practicable incorporate in a supplement or post-effective amendment such information as the managing underwriter and such Eligible Holder agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; and make all required filings of such supplement or post-effective amendment as soon as notified of the matters to be incorporated in such supplement or post-effective amendment;

          (f) only with respect to Demand Registrations, promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to each of the Eligible Holders and to the managing underwriter, if any, and make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for each Eligible Holder or underwriters may reasonably request;

          (g) furnish to each selling Holder of Registrable Securities and the managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (h) deliver to each Eligible Holder and the underwriters, if any, without charge, as many copies of each Prospectus (and each preliminary prospectus) as such Persons may reasonably request (the Company hereby consenting to the use of each such Prospectus (or preliminary prospectus) by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus (or preliminary prospectus));

          (i) prior to any public offering of Registrable Securities, use all commercially reasonable efforts to register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as such underwriters may designate in writing and do anything else necessary or advisable to enable from a legal perspective the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

          (j) cooperate with the selling Holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriter may request at least three business days prior to any sale of Registrable Securities to the underwriters;

          (k) use all commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

          (l) if the Registration Statement or the Prospectus contains a misstatement, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain a misstatement;

          (m) use all commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on any national securities exchange on which the Company's securities are listed or authorized for quotation on Nasdaq, if requested by any Eligible Holder or the managing underwriter, if any; provided, however, that the payment of any required listing or other fee shall always be deemed to be "commercially reasonable" for purposes of this Section 6(m);

          (n) provide a CUSIP number for all Registrable Securities not later than the effective date of the Registration Statement;

          (o) enter into such agreements (including an underwriting agreement) and do anything else reasonably necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not the registration is an Underwritten Registration:

              (1) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to holders and underwriters, respectively, in similar Underwritten Offerings;

              (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter, if any, and each Eligible Holder) addressed to each selling Holder and the underwriter, if any, covering the matters customarily covered in opinions delivered to holders and underwriters, respectively, in similar Underwritten Offerings and such other matters as may be reasonably requested by any Eligible Holder or such underwriters;

               (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to holders and underwriters, respectively, in connection with similar Underwritten Offerings;

               (4) if an underwriting agreement is entered into, cause the same to include customary indemnification and contribution provisions and procedures with respect to such underwriters; and

               (5) deliver such documents and certificates as may be reasonably requested by any Eligible Holder and the managing underwriter, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The above shall be done at each closing under such underwriting or similar agreement or as and to the extent otherwise reasonably requested by any Eligible Holder;

          (p) make available for inspection by representatives of any Eligible Holder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the sellers or any such underwriter, all financial and other records and pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller or underwriter in connection with the Registration; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order; and

          (q) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC relating to such Registration, and make generally available to its security holders earnings statements satisfying the provisions of Section 12(a) of the Securities Act, no later than forty-five (45) days after the end of any 12-month period (or ninety (90) days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an Underwritten Offering, or, if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month period.

     7.   Registration Expenses
          ---------------------

          (a) Demand Registrations and S-3 Registrations.
              ------------------------------------------

          The Company shall bear all Expenses incurred in connection with any Demand Registrations, S-3 Registrations or any Registrations which do not become or are not maintained effective in accordance with the requirements specified in
Section 6(a), including expenses and fees of one counsel for all Holders. Notwithstanding the foregoing, the Underwriters' Commissions related or attributable to Registrable Securities sold or incurred in connection with a Demand Registration or S-3 Registration that becomes effective shall be shared by the Holders of the Registrable Securities whose Registrable Securities are included in such Registration, pro rata, in accordance with the aggregate amount of Registrable Securities sold by such Holders.

          (b)  Piggyback Registrations.
               -----------------------

          The Company shall bear all Registration Expenses incurred in connection with any Piggyback Registrations, including expenses and fees of one counsel for all Holders, except that each Holder of the Registrable Securities whose Registrable Securities are included in such Registration shall pay its pro rata share of the Underwriters' Commissions related or attributable to Registrable Securities sold or incurred in such Registration, in accordance with the amount of Registrable Securities sold by all such Holders.

          (c)  Company Expenses.
               ----------------

          The Company also will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with any listing of the securities to be registered on a securities exchange, and the fees and expenses of any Person, including special experts, retained by the Company.

     8.   Termination of Registration Rights.  A Holder's registration rights
          ----------------------------------
under this Exhibit A shall terminate and be of no further force and effect one
           ---------
year following the issuance of the Warrant if all the Registrable Securities held by and issuable to such Holder may be sold under Rule 144 during any ninety
(90) day period.